UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                     FORM 8-K

                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of
        the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):
               December 1, 1998

                   TOROTEL, INC.

(Exact name of registrant as specified in its charter)

                      Missouri

(State or other jurisdiction of incorporation)

         2-33256                       44-0610086
(Commission File Number)         (IRS Employer ID No.)



   13402 South 71 Highway, Grandview, Missouri 64030

(Address of principal executive of offices) (Zip Code)


Registrant's telephone number,
 including area code            (816) 761-6314

                       N/A

(Former name or former address, if changed since last report)




















Item 5.      Other Events.


     On December 1, 1998, Torotel, Inc. (the
Company) announced the signing of a definitive merger agreement between it and Electronika, Inc.
(formerly Caloyeras, Inc.), a private manufacturer of magnetic components. The terms of the merger include:

* Torotel exchanging 1.8 million of its common shares for all the outstanding Electronika shares.
*    Torotel depositing 2.5 million shares of a new
Class A $1.00 Preferred Stock (5 percent cumulative, non-participating, non-convertible) into escrow for the benefit of the Electronika shareholders. The
Preferred Stock will be distributed annually over a five-year period based on Electronika's earnings performance following the merger.
*    Torotel's founding family shareholders (the
Sizemore Family) will form a Voting Trust or similar arrangement, allowing Peter Caloyeras (Electronika's founder) to vote 525,165 shares of common stock held by the Sizemore Family, which will represent 11.4% of Torotel's outstanding common stock after the merger.
After giving effect to the Merger and the Voting
Trust, the Caloyeras family will hold, or direct the voting of, 54.9% of Torotel's outstanding common stock. The term of the Voting Trust will coincide with the term of the Preferred Stock Escrow Period.

This transaction is subject to, among other things, a review of Torotel's preliminary Proxy Statement by the Securities and Exchange Commission (SEC), satisfactory completion of customary due diligence investigations by Torotel and Electronika, the receipt and approval of the disclosure schedules required by the merger agreement by December 24, 1998, and approval by Torotel's shareholders.

The statements contained herein are forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by that Act. There can be no assurance that the parties will consummate the transaction contemplated by the definitive merger agreement.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

        Exhibit           Description

          1.  Press release dated December 1, 1998

          2.  Merger Agreement dated November 24, 1998




                    SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        TOROTEL, INC.




Date:   December 7, 1998    By:   /s/ H. James Serrone
                                      H. James Serrone
                                      Vice President
                                      of Finance and
                                      Chief Financial
                                      Officer







































                      EXHIBIT INDEX


Exhibit                    Description

  I          Press Release dated December 1, 1998

 II          Merger Agreement date November 24, 1998





















































                                           Exhibit I

NEWS BULLETIN

TOROTEL, INCORPORATED

FOR IMMEDIATE RELEASE
DECEMBER 1, 1998


          TOROTEL AND ELECTRONIKA (CALOYERAS)
           SIGN DEFINITIVE MERGER AGREEMENT

KANSAS CITY, MO, December 1 -- Torotel, Inc.
(AMEX:TTL), a manufacturer of power supplies and magnetic components for power conversion, today announced the signing of a definitive merger agreement between it and Electronika, Inc. (formerly Caloyeras,
Inc.), a private manufacturer of magnetic components.

     Completion of the merger will depend upon a review of Torotel's preliminary Proxy Statement by the Securities and Exchange Commission (SEC), and approval by Torotel's shareholders. The completion of the merger also is dependent on the satisfactory completion of customary due diligence investigations by Torotel and Electronika, and the receipt and approval of the disclosure schedules required by the merger agreement by December 24, 1998. The date of the shareholders' meeting, as well as the Record Date for voting at the meeting, should be announced by mid-
December. If all of the approvals are obtained, the merger should be finalized by mid-February 1999.
These dates are subject to timely clearance by the SEC. The terms of the merger include:

* Torotel exchanging 1.8 million of its common shares for all the outstanding Electronika shares.
*     Torotel depositing 2.5 million shares of a new
Class A $1.00 Preferred Stock (5 percent cumulative, non-participating, non-convertible) into escrow for the benefit of the Electronika shareholders. The
Preferred Stock will be distributed annually over a five-year period based on Electronika's earnings performance following the merger.
*     Torotel's founding family shareholders (the
Sizemore Family) will form a Voting Trust or similar arrangement, allowing Peter Caloyeras (Electronika's founder) to vote 525,165 shares of common stock held by the Sizemore Family, which will represent 11.4% of Torotel's outstanding common stock after the merger.
After giving effect to the Merger and the Voting
Trust, the Caloyeras family will hold, or direct the voting of, 54.9% of Torotel's outstanding common stock. The term of the Voting Trust will coincide with the term of the Preferred Stock Escrow Period.

Torotel, Inc. specializes in the design and manufacture of high-power, high-reliability, high-density switching power supplies, rack mounted power supplies, and a broad range of precision magnetic components used in commercial, industrial and military electronics. Torotel's products are sold to original equipment manufacturers for use in computers, telecommunications systems, digital control devices, and avionics equipment.

This news release includes forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995, and are subject to the safe harbor created by that Act. These statements are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to be different from what is stated here. The specific risk factor for this release is that all approvals might not be obtained for the proposed merger and that the required disclosure schedules may be disapproved by either
Torotel or Electronika. Other risk factors are detailed from time to time in Torotel's Securities and Exchange Commission filings.





































                                       Exhibit II










             AGREEMENT AND PLAN OF MERGER

                        AMONG

                   TOROTEL, INC.

            TOROTEL MERGER SUBSIDIARY, INC.

                 ELECTRONIKA, INC.

                     AND THE

             ELECTRONIKA STOCKHOLDERS
                  NAMED HEREIN



               Dated November 24, 1998
































                  TABLE OF CONTENTS

                                             Page

ARTICLE ITHE MERGER
Section 1.1     The Merger
Section 1.2     Effective Time of the Merger
Section 1.3     Merger Consideration and
   Conversion of Shares
Section 1.4     Preferred Shares Escrow.
Section 1.5     Distributions of Preferred
   Shares.
Section 1.6     Net Worth Determination.
Section 1.7     Net Worth Adjustment.
Section 1.8     EBITDA.
Section 1.9     Closing

ARTICLE IITHE SURVIVING CORPORATION
Section 2.1     Articles of Incorporation and
   Bylaws
Section 2.2     Board of Directors and
   Officers
Section 2.3     Employment of Peter Caloyeras

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF
   ELECTRONIKA
Section 3.1     Subsidiaries.
Section 3.2     Organization and
   Qualification.
Section 3.3     Capitalization.
Section 3.4     Financial Condition.
Section 3.4.1     Assets and Liabilities at
   Closing.
Section 3.4.2     Electronika Financial
   Statements.
Section 3.5     Taxes.
Section 3.6     Undisclosed Liabilities.
Section 3.7     Litigation and Claims.
Section 3.8     Properties.
Section 3.9     Contracts and Other
   Instruments.
Section 3.10     Validity of Electronika
   Material Contracts.
Section 3.11     Charter Instruments.
Section 3.12     Related Party Transactions.
Section 3.13     Employee Benefit Plans.
Section 3.13.1     Arrangements.
Section 3.13.2     ERISA Plans.
Section 3.13.3     Other Employee Fringe
   Benefits.
Section 3.13.4     ERISA Affiliate.
Section 3.13.5     Identification of Benefit
   Plans.
Section 3.13.6     MEPPA Liability/Post-
   Retirement Medical Benefits/
   Defined Benefit Plans/Supplemental
   Retirement Plans.
Section 3.13.7     Liabilities.
Section 3.14     Patents, Trademarks,
   Et Cetera
Section 3.15     Questionable Payments.
Section 3.16     Authority to Merge.
Section 3.17     Year 2000 Compliance.
Section 3.18     Assets of Magnetika/East;
   Name Change
Section 3.19     Environmental Matters
Section 3.20     Completeness of Disclosure

ARTICLE IVREPRESENTATIONS AND WARRANTIES
   OFPARENT AND ACQUISITION
Section 4.1     Subsidiaries
Section 4.2     Organization and
   Qualification
Section 4.3     Capitalization.
Section 4.4     Financial Condition
Section 4.5     Taxes.
Section 4.6     Undisclosed Liabilities.
Section 4.7     Litigation and Claims.
Section 4.8     Properties.
Section 4.9     Contracts and Other
   Instruments.
Section 4.10     Validity of Parent Material
   Contracts.
Section 4.11     Charter Instruments
Section 4.12     Employee Benefit Plans
Section 4.12.1  Arrangements
Section 4.12.2  ERISA Plans
Section 4.12.3  Other Employee Fringe
   Benefits
Section 4.12.4  ERISA Affiliate
Section 4.12.5  Identification of Benefit
   Plans
Section 4.12.6  MEPPA Liability/Post-
   Retirement Medical Benefits/
   Defined Benefit Plans/Supplement
Section 4.12.7  Liabilities
Section 4.13     Patents, Trademarks,
   Et Cetera.
Section 4.14     Questionable Payments
Section 4.15     Authority to Merge.
Section 4.16     Environmental Matters
Section 4.17     Related Party Transactions
Section 4.18     Year 2000 Compliance
Section 4.19     Interim Operations of
   MergerSub
Section 4.20     Completeness of Disclosure.

ARTICLE VCOVENANTS OF ELECTRONIKA
Section 5.1     Articles of Incorporation and Bylaws
Section 5.2     Shares and Options.
Section 5.3     Dividends and Purchases of Stock.
Section 5.4     Borrowing of Money.
Section 5.5     Access.
Section 5.6     Advice of Changes.
Section 5.7     Confidentiality
Section 5.8     Public Statements.
Section 5.9     Parent Stockholder Approval.
Section 5.10     Conduct of Business.
Section 5.11     Reasonable Efforts.
Section 5.12     Exclusive Dealing
Section 5.13     Obligation to Update Disclosure
   Letter

ARTICLE VICOVENANTS OF PARENT AND ACQUISITION
Section 6.1     Stockholder Approval.
Section 6.2     Proxy Statement.
Section 6.3     Articles of Incorporation and Bylaws.
Section 6.4     Shares and Options.
Section 6.5     Dividends and Purchases of Stock.
Section 6.6     Borrowing of Money.
Section 6.7     Access.
Section 6.8     Advice of Changes.
Section 6.9     Confidentiality.
Section 6.10     Public Statements.
Section 6.11     Conduct of Business.
Section 6.12     Reasonable Efforts.
Section 6.13     Exclusive Dealing.
Section 6.14     Business After the Effective Time
Section 6.15     Issuance and Listing of Stock
Section 6.16     Obligation to Update Disclosure
   Letter

ARTICLE VIIELECTRONIKA'S CONDITIONS TO CLOSING
Section 7.1     Voting Trust.
Section 7.2     Accuracy of Representations and
   Compliance With Conditions.
Section 7.3     Material Adverse Change.
Section 7.4     Other Documents.
Section 7.5     Review of Proceedings.
Section 7.6     Legal Action.
Section 7.7     No Governmental Action.
Section 7.8     Consents Needed
Section 7.9     Other Agreements.
Section 7.10     Closing Certificate
Section 7.11     Parent Disclosure Letter

ARTICLE VIIIPARENT'S AND ACQUISITION'SCONDITIONS
   TO CLOSING
Section 8.1     Voting Trust
Section 8.2     Accuracy of Representations and
   Compliance With Conditions.
Section 8.3     Material Adverse Change.
Section 8.4     Other Documents.
Section 8.5     Review of Proceedings.
Section 8.6     Legal Action.
Section 8.7     No Governmental Action.
Section 8.8     Fairness Opinion.
Section 8.9     Consents Needed
Section 8.10     Other Agreements
Section 8.11     Stockholder Approval
Section 8.12     Closing Certificate
Section 8.13     Electronika Disclosure Letter

ARTICLE IXTERMINATION
Section 9.1     Mandatory Termination
Section 9.2     Optional Termination
Section 9.3     Effect of Termination

ARTICLE XTRANSFER RESTRICTIONS; GOVERNANCE
Section 10.1     Restrictive Legends.
Section 10.2     Further Restrictions
Section 10.3     Investment Representations.
Section 10.4     Directors.
Section 10.5     Prohibited Stockholder Actions.
Section 10.6     Prohibited Actions by Parent.
Section 10.7     Definition of Independent Approval
Section 10.8     Definition of Affiliate and Family
   Members
Section 10.9     Indemnification; Insurance.

ARTICLE XIMISCELLANEOUS
Section 11.1     Survival
Section 11.2     Further Actions
Section 11.3     Modification
Section 11.4     Notices
Section 11.5     Waiver
Section 11.6     Binding Effect
Section 11.7     No Third-Party Beneficiaries
Section 11.8     Separability
Section 11.9     Headings
Section 11.10     Counterparts; Governing Law
Section 11.11     Assignment.










































              AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER, dated as of
November 24 , 1998 (the Agreement), is entered into by and among Torotel, Inc., a Missouri corporation
(Parent), Torotel Merger Subsidiary, Inc., a
Missouri corporation and a wholly-owned subsidiary of Parent (MergerSub), Electronika, Inc., a California corporation (Electronika), and the stockholders of Electronika identified on the signature page to this Agreement (the Electronika Stockholders). MergerSub and Electronika may sometimes be referred to herein collectively as the Constituent Corporations.
Parent, MergerSub, Electronika and the Electronika
Stockholders may collectively be referred to herein as the Parties.

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Parent will purchase
Electronika by merging Electronika with and into MergerSub in a tax free reorganization;

WHEREAS, pursuant to the Merger (as defined below), MergerSub will be the surviving corporation (the
Surviving Corporation), Electronika will cease to exist and Parent will own 100% of the outstanding capital stock of MergerSub; and

WHEREAS, pursuant to the Merger, the Electronika
Stockholders will receive, in the aggregate,
(i)1,800,000 shares of the common stock of Parent, par value $0.50 per share (the Parent Common Stock), and
(ii) 2,500,000 shares of new Class A $1.00 Preferred
Stock of Parent, par value $.50 per share (the Parent
Preferred Stock), which will be deposited in escrow for the benefit of the Electronika Stockholders. The rights, preferences and privileges of the Parent
Preferred Stock are as set forth in Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

                    ARTICLE I
                   THE MERGER

Section I.1     The Merger.  At the Effective Time (as
defined below), Electronika shall be merged with and into MergerSub and the separate existence of Electronika shall thereupon cease (the Merger).
Upon the effectiveness of the Merger,  the Surviving
Corporation shall possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of each of the Constituent Corporations; and the rights, privileges, powers and franchises of each of the Constituent
Corporations, and all property, real, personal, and mixed, and all that is due to any of the Constituent
Corporations on whatever account, shall be vested in the Surviving Corporation; but all rights of creditors and owings upon any property of any of the Constituent
Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent
Corporations shall thenceforth attach to the Surviving
Corporation and may be enforced against it to the same extent as if these debts, liabilities and duties had been incurred or contracted by it.

Section I.2     Effective Time of the Merger.  If all
f the conditions precedent to the Parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated, the Parties shall cause the Articles of Merger in the form attached hereto as Exhibit B (the
Articles of Merger) to be properly executed and filed with the Missouri Secretary of State, in accordance with Section 351.458 of the Missouri
General and Business Corporation Law, and shall cause to be filed with the California Secretary of State, in accordance with Section 1108(d)(1) of the California
General Corporation Law, a copy of the Articles of Merger certified by the Missouri Secretary of State.
The Merger shall become effective at such time as (i) the Missouri Secretary of State issues a Certificate of Merger and (ii) said Certificate of Merger is filed with, and accepted for filing by, the California
Secretary of State (the Effective Time).

Section I.3     Merger Consideration and Conversion of
Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) The shares of common stock of MergerSub which are issued and outstanding immediately prior to the Effective Time shall not be changed or converted as a result of the Merger, but shall remain outstanding as shares of the Surviving Corporation.

(b) All of the outstanding shares of capital stock of Electronika issued and outstanding immediately prior to the Effective Time (the Electronika Shares) shall be converted into the right to receive, in the aggregate, the following: (i) 1,800,000 newly issued shares of Parent Common Stock (the Common Shares);
and (ii) 2,500,000 shares of Parent Preferred Stock
(the Preferred Shares). The Preferred Shares shall be deposited into, and shall be subject to the terms of, the escrow described in Section 1.4 below and the Escrow Agreement to be entered into in accordance therewith. The Common Shares and the Preferred Shares
(together, the Merger Shares) shall be subject to the restrictions on transfer as described in Article X below.

(c) Upon surrender to Parent of the certificate or certificates which, immediately prior to the Effective
Time, represented the Electronika Shares, the Electronika Stockholders shall be entitled to receive in exchange therefor, on a pro rata basis (as set forth on Schedule 1.3 hereto), a certificate or certificates representing the Merger Shares into which the Electronika Shares shall have been converted pursuant to the provisions of Section 1.3(b), subject to the depositing of the Preferred Shares into escrow in accordance with Section 1.4.

Section I.4     Preferred Shares Escrow. At the
Effective Time, the Preferred Shares shall be deposited into escrow (the Escrow), to be held by an escrow agent mutually acceptable to the parties (the
Escrow Agent), in accordance with the provisions of an Escrow Agreement in the form attached hereto as Exhibit C. The Escrow Agreement shall provide for the distribution to the Electronika Stockholders of the Preferred Shares, on a pro rata basis, at the expiration of each of five payment periods, based on the economic performance of the Surviving Corporation during each such period, as determined in accordance with the provisions of Section 1.5 below. The determination of the number of Preferred Shares to be distributed shall be made at the completion of each of five periods (each an Escrow Payment Period and together the Escrow Period), with (i) the first
Escrow Payment Period commencing at the Effective Time and ending on the last day of the first fiscal year of the Surviving Corporation following the Effective
Time, (ii) the next three Escrow Payment Periods being the next three successive full fiscal years of the Surviving Corporation immediately following the fiscal year in which the Effective Time is a part and (iii) the remaining Escrow Payment Period being nine (9) months of the fourth fiscal year of the Surviving
Corporation immediately following the fiscal year in which the Effective Time is a part (provided that for the calculations to be made pursuant to Section 1.5, such nine-month period shall be treated as three-fourths of the full fiscal year). At the end of the Escrow Period, after taking into account all distributions to be made pursuant to Section 1.5 and all Net Worth Adjustments to be made pursuant to
Section 1.7, all Preferred Shares remaining in the Escrow, if any, shall be canceled and return to the status of authorized but unissued shares. In no event shall the Electronika Stockholders (i) be entitled to receive in excess of 2,500,000 Preferred Shares or
(ii) be required to return to Parent any Common Shares received by them in the Merger or (except as set forth in Section 1.7) pay to Parent any other amounts with respect to the failure of the Surviving Corporation to attain any financial targets following the Effective
Time.

Section I.5     Distributions of Preferred Shares. The
number of Preferred Shares to be distributed at the end of each Escrow Payment Period shall be determined based on the amount of EBITDA (as defined below) generated by the Surviving Corporation during such Escrow Payment Period, subject to any Net Worth
Adjustment as provided in Section 1.7 below, as follows: (i) for each One Dollar ($1.00) of EBITDA generated by the Surviving Corporation during the applicable Escrow Payment Period, one Preferred Share shall be released to the Electronika Stockholders, on a pro rata basis; and (ii) if the EBITDA for any Escrow Payment Period is negative, then such negative amount shall be carried forward to the next Escrow
Payment Period (and succeeding Escrow Payment Periods, if necessary) and subtracted from the EBITDA for that next period, such that Preferred Shares shall only be released when such sum is positive. Within 90 days after the end of the applicable Escrow Payment Period, Parent shall prepare and deliver to the Electronika
Stockholders a schedule (the EBITDA Schedule), which shall set forth in reasonable detail Parent's estimate of the EBITDA of the Surviving Corporation for such Escrow Payment Period. The EBITDA Schedule shall (i) be based upon the books and records of the Surviving
Corporation and the generally accepted accounting principles used by Parent in the preparation of its financial statements, (ii) be certified as true and correct by the Chief Financial Officer of Parent and
(iii) be accompanied by the certification of the independent auditors of Parent. Upon the receipt by the Electronika Stockholders of the EBITDA Schedule, the Electronika Stockholders may have the same verified by their independent public accountants. If the EBITDA Schedule as submitted by Parent is acceptable to the Electronika Stockholders, then such EBITDA Schedule shall be deemed final and shall be used to determine the amount of the Preferred Shares to be released from the Escrow. If the EBITDA
Schedule is not acceptable to the Electronika
Stockholders, the Electronika Stockholders shall deliver to Parent within 30 days after their receipt of the EBITDA Schedule a statement describing their objections thereto (setting forth the amount proposed as an adjustment thereto and the basis for such objection). Failure of the Electronika Stockholders to so object to the EBITDA Schedule as submitted by Parent shall constitute acceptance thereof by the Electronika Stockholders. If the Electronika
Stockholders object to such EBITDA Schedule, Parent and the Electronika Stockholders shall use their reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Parent has received the statement of objections, Parent and the Electronika Stockholders shall select an independent, nationally recognized accounting firm
(the Accounting Firm) to resolve any remaining objections. The Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting
Firm shall be conclusive and binding upon Parent and the Electronika Stockholders absent fraud or manifest error. If the Accounting Firm determines that a net adjustment should be made to the EBITDA Schedule in favor of the Electronika Stockholders equal to at least $25,000, then the costs and fees of the Accounting Firm shall be borne and paid by Parent;
otherwise, the costs and fees of the Accounting Firm shall be borne and paid by the Electronika
Stockholders.  If Parent fails to deliver an EBITDA
Schedule to the Electronika Stockholders within the requisite 90-day period, the Electronika Stockholders may deliver a proposed EBITDA Schedule to Parent, and, if the EBITDA Schedule so submitted is acceptable to Parent, then such EBITDA Schedule shall be deemed final. If said EBITDA Schedule is not acceptable to Parent, Parent shall follow the same procedures specified above with respect to the Electronika
Stockholders for objecting to said EBITDA Schedule.

Section I.6     Net Worth Determination. As provided
in Section 3.4.1, Electronika has represented and warranted that, on the Closing Date (as defined below), the assets of Electronika will include at least $400,000 of cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits, net of all liabilities of any kind whatsoever (the
Net Worth Amount).  If on or before April 30, 1999,
Parent determines that the Net Worth Amount was less than $400,000, Parent shall prepare and deliver to the Electronika Stockholders a schedule setting forth
Parent's proposed determination of the Net Worth
Amount as of the Closing Date (the Closing
Schedule).  Failure of Parent to deliver a Closing
Schedule to the Electronika Stockholders on or before such date shall constitute acceptance of the Net Worth
Amount by Parent. The Closing Schedule shall be based upon the books and records of the Surviving
Corporation and the generally accepted accounting principles used by Parent in the preparation of its financial statements and be certified as true and correct by the Chief Financial Officer of Parent.
Upon the receipt by the Electronika Stockholders of the Closing Schedule, the Electronika Stockholders may have the same verified by their independent public accountants. If the Closing Schedule as submitted by Parent is acceptable to the Electronika Stockholders, then such Closing Schedule shall be deemed final and shall be used to determine the amount of the Net Worth
Adjustment required by Section 1.7.  If the Closing
Schedule is not acceptable to the Electronika
Stockholders, the Electronika Stockholders shall deliver to Parent within 30 days after their receipt of the Closing Schedule a statement describing their objections thereto (setting forth the amount proposed as an adjustment thereto and the basis for such objection). Failure of the Electronika Stockholders to so object to the Closing Schedule as submitted by Parent within said 30-day period shall constitute acceptance thereof by the Electronika Stockholders.
If the Electronika Stockholders object to such Closing
Schedule, Parent and the Electronika Stockholders shall use their reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Parent has received the statement of objections, Parent and the Electronika Stockholders shall utilize the Accounting
Firm to resolve any remaining objections.  The
Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting Firm shall be conclusive and binding upon Parent and the Electronika
Stockholders absent fraud or manifest error. If the Accounting Firm determines that a net adjustment should be made to the Closing Schedule in favor of the Electronika Stockholders equal to at least $25,000, then the costs and fees of the Accounting Firm shall be borne and paid by Parent; otherwise, the costs and fees of the Accounting Firm shall be borne and paid by the Electronika Stockholders.

Section I.7     Net Worth Adjustment. If the Net Worth
Amount as shown on the Closing Schedule as finally determined pursuant to Section 1.6 is less than $400,000, the number of Preferred Shares to be distributed from the Escrow during an Escrow Payment
Period shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the Net
Worth Amount as finally determined and $400,000 (the
Net Worth Adjustment). If the Net Worth Amount as shown on the Closing Schedule as finally determined pursuant to Section 1.6 is more than $400,000, the number of Preferred Shares to be distributed from the Escrow during an Escrow Payment Period shall be increased, on a dollar-for-dollar basis, in an amount equal to the difference between $400,000 and the Net
Worth Amount as finally determined. For example, if the Net Worth Amount as finally determined pursuant to
Section 1.6 is $200,000 and during the first Escrow
Payment Period the Surviving Corporation has $300,000 in EBITDA, 100,000 Preferred Shares would be released to the Electronika Stockholders from the Escrow and no further Net Worth Adjustments would be made during the Escrow Period. Conversely, if the Net Worth Amount as finally determined is $500,000 and during the first
Escrow Payment Period the Surviving corporation has
$300,000 in EBITDA, 400,000 Preferred Shares would be released to the Electronika Stockholders from the Escrow. If the aggregate amount of EBITDA (as finally determined pursuant to Section 1.5) generated by the Surviving Corporation during the Escrow Period is less than the aggregate amount of the Net Worth Adjustment
(as finally determined pursuant to Section 1.6), any remaining Net Worth Adjustment that has not been applied against the Preferred Shares distribution shall be paid by the Electronika Stockholders, on a pro rata basis (as set forth on Schedule 1.3 hereto), to Parent in cash within 30 days after the termination of the Escrow.

Section I.8     EBITDA. As used herein, the term
EBITDA shall mean, with respect to any fiscal period, the sum of the Surviving Corporation's net earnings (or loss) before interest expense, taxes, depreciation and amortization for said period, as determined in accordance with generally accepted accounting principles, exclusive of any mutually agreeable allocations between Parent and the Surviving
Corporation.

Section 1.9     Closing.  The closing of the
transactions contemplated by this Agreement shall take place on the third business day following the satisfaction or waiver of all conditions to closing contained herein at the offices of Shook, Hardy &
Bacon L.L.P., 9401 Indian Creek Parkway, Overland
Park, Kansas 66210, or at such other date, time and place as the Parties may agree (the Closing). The date on which the Closing occurs is sometimes referred to herein as the Closing Date.

                     ARTICLE II
             THE SURVIVING CORPORATION;
           EMPLOYMENT OF PETER CALOYERAS

Section II.1     Articles of Incorporation and Bylaws.
The articles of incorporation and the bylaws of MergerSub as in effect at the Effective Time shall from and after the Effective Time be the articles of incorporation and bylaws of the Surviving Corporation, as the same may be amended from time to time, except that the name of the Surviving Corporation shall be changed to Electronika, Inc.

Section II.2     Board of Directors and Officers.  The
officers and directors of MergerSub at the Effective
Time shall be the officers and directors of the Surviving Corporation, each to serve, subject to the Surviving Corporation's bylaws, until his or her respective successor shall have been elected and qualified.

Section II.3     Employment of Peter Caloyeras.  From
and after the Effective Time, Peter Caloyeras shall be the Chairman of the Board and Chief Executive Officer of Parent and the Surviving Corporation (subject to his removal by the Board of Directors of Parent and the Surviving Corporation in accordance with their respective bylaws), for which he will receive an annual salary during the Escrow Period of at least
$50,000.

                    ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF ELECTRONIKA

Electronika and the Electronika Stockholders shall deliver to Parent, within 30 days of the execution hereof, a disclosure letter (the Electronika
Disclosure Letter). Except as specifically set forth in the Electronika Disclosure Letter, Electronika and the Electronika Stockholders hereby represent and warrant to Parent and MergerSub, as follows:

Section III.1     Subsidiaries. (i) has no
subsidiaries and (ii) has no material debt (other than trade accounts receivable) or equity interest, or right or option to acquire any debt or equity interest, in any corporation, partnership, individual, association, trust or any other entity or organization
(a Person).  As of the date hereof, the Electronika
Stockholders own, directly and indirectly, the number of shares of Parent Common Stock set forth in Schedule
3.1 of  the Electronika Disclosure Letter.

Section III.2     Organization and Qualification.
Electronika is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to have obtained any of the foregoing would not have a material adverse effect on its financial condition, results of operations, business or prospects (a Material Adverse Effect). Electronika is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect.
Schedule 3.2 of the Electronika Disclosure Letter includes a list of the jurisdictions in which Electronika is qualified to do business.

Section III.3     Capitalization. The authorized
capital stock of Electronika consists of  20,000
shares of common stock, par value $100.00 per share
(the Electronika Common Stock), of which 1,000 shares are outstanding and 20,000 shares of preferred stock, no shares of which are outstanding. All such outstanding shares of Electronika Common Stock were validly authorized and issued, and are fully paid, and nonassessable, have not been issued and are not owned or held in violation of any preemptive right of stockholders, and are owned of record and beneficially by the Electronika Stockholders, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any shares of capital stock of Electronika or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Electronika. There are no preemptive or similar rights to subscribe for or to purchase capital stock of Electronika.

Section III.4     Financial Condition.
Section III.4.1     Assets and Liabilities at Closing.
On the Closing Date, the assets of Electronika will include at least $400,000 of cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits, net of all liabilities of any kind whatsoever.

Section III.4.2     Electronika Financial Statements.
Electronika has heretofore delivered to Parent (a) its unaudited balance sheet as at fiscal year-end in each of the years 1996 and 1997 together with statements of income for each of the years then ended and (b) its unaudited balance sheet as at June 30, 1998 (the
Electronika Balance Sheet Date), and unaudited statements of income for the quarterly period then ended (collectively, the Electronika Financial
Statements). The balance sheets included in the Electronika Financial Statements are true, complete and accurate in all material respects and fairly present the assets, liabilities and financial condition of Electronika as at the respective dates thereof, and the statements of income included in the Electronika Financial Statements are true, complete and accurate in all material respects and fairly present the results of operations for the periods referred to therein. Each of the Electronika
Financial Statements (a) has been prepared from, is in accordance with and accurately reflects in all material respects the books and records of Electronika and (b) has been prepared in accordance with generally accepted accounting principals (except as may be indicated in the notes thereto) consistently applied throughout the periods involved. Except as set forth in Schedule 3.4.2 of the Electronika Disclosure
Letter, since June 30, 1998:

(a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika.

(b) Electronika has not authorized, declared, paid, or effected any liquidating distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Electronika.

(c) The operations and business of Electronika have been conducted in all respects only in the ordinary course.

(d) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Electronika other than in the ordinary course of business.

(e) Electronika has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Electronika which materially adversely affects or in the future (as far as the Electronika Stockholders can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika, other than economic matters of general applicability.

Section III.5     Taxes. Electronika has filed all
income, franchise and other tax returns required to be filed by it on and before the date hereof. All taxes imposed by the United States, the State of California or by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Electronika have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Electronika Financial
Statements. All contributions due from Electronika pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Electronika have been paid in full.
Electronika has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Internal Revenue Code of 1986, as amended (the Code). Electronika has furnished to Parent true and complete copies of the federal income tax returns and comparable state tax returns of Electronika covering the years ended December 31, 1996 and 1997, constituting complete and accurate representations in all material respects of the tax liabilities of Electronika for the relevant periods stated therein and accurately setting forth all relevant material items, including the tax bases of all assets, where required to be set forth in such tax returns.

Section III.6     Undisclosed Liabilities. Except as
disclosed in Schedule 3.6 of the Electronika
Disclosure Letter and except for liabilities and obligations reflected on the latest balance sheet included in the Electronika Financial Statements or arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Material Adverse Effect: (a) Electronika is not, and none of its properties are, subject to any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b)
Electronika is not, and none of its properties are, subject to any material debts, liabilities or obli-gations of any nature, whether accrued, absolute, con-tingent or otherwise, whether or not of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

Section III.7     Litigation and Claims. There is no
litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge of Electronika, threatened, or any basis therefor known to Electronika, with respect to Electronika or any of its businesses, properties, or assets. Electronika is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree such as would cause a Material Adverse Effect; nor is Electronika required to take any action in order to avoid such violation or default.

Section III.8     Properties. Electronika represents
and warrants as to its properties as follows:

(a) All accounts and notes receivable reflected in the Electronika Financial Statements, or arising since the Electronika Balance Sheet Date, have been collected, or, to the best knowledge of Electronika, are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, reduction, return of goods, counterclaim, offset, or set off on the part of the obligor, net, in the aggregate, of the applicable reserve reflected on the Electronika Balance Sheet.

(b) All inventory of raw materials and work in process of Electronika included in the Electronika
Balance Sheet or acquired since the Electronika
Balance Sheet Date is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Electronika.
In no event do such inventories represent more than a six-month supply measured by the volume of sales or use for the year ended December 31, 1997. All inventory is usable and salable in the normal course of business.

(c)     Attached as Schedule 3.8(c) to the Electronika
Disclosure Letter hereto is a true and complete list of all real and other properties and assets owned by Electronika or leased or licensed by Electronika from or to a third party (including inventory but not including Intangible Assets, as defined in Section
3.14 hereof), including with respect to such properties and assets owned by Electronika a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Electronika, a description of such lease or license. All such real and other properties and assets (including
Intangibles) owned by Electronika are reflected on the Electronika Balance Sheet (except for acquisitions subsequent to the Electronika Balance Sheet Date and prior to the Effective Time which are either noted on
Schedule 3.8 or were approved in writing by Parent) and are owned by Electronika free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances other than (a) liens, mortgages, security interests, pledges, charges or encumbrances disclosed in the Electronika Financial Statements or
Schedule 3.8(c) of the Electronika Disclosure Letter,
(b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Electronika Financial Statements, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Electronika Financial Statements. All real and other tangible properties and assets owned, leased, or licensed by Electronika are in good and usable condition (reasonable wear and tear, taking into account the respective ages of the assets involved, which is not such as to affect adversely the operation of the business of Electronika, excepted).

(d) No real property owned, leased, or licensed by Electronika lies in an area which is, or to the knowledge of Electronika will be, subject to zoning, use, or building code restrictions which would prohibit, and to the best knowledge of Electronika, no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Electronika is now engaged or the business which it now contemplates engaging.

(e) The assets set forth on Schedule 3.8(c) of the Electronika Disclosure Letter constitute all such properties and assets which are necessary for the operation of the business of Electronika in accordance with its current methods of operation in all material respects.

Section III.9     Contracts and Other Instruments.
Schedule 3.9 of the Electronika Disclosure Letter includes a listing of all oral or written
(a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by Electronika of an amount or value in excess of $50,000; (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (d) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (e) employment contracts or other contracts, agreements, or commitments to or with individual employees, consultants or agents of Electronika that (i) extend for a period of more than six months from the date hereof, (ii) provide for earlier termination upon payment of a penalty or the equivalent thereof or (iii) involve consideration having a value in excess of $50,000; (f) equipment leases providing (in any one lease or group of related leases) for payments in excess of $25,000 per year;
(g) contracts under which the performance of any obligation of Electronika is guaranteed by any of the Electronika Stockholders or any third party, including performance bonding arrangements; (h) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of Electronika; (i) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness for borrowed money; (j) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; (k) other contracts and agreements to which Electronika is a party and which have not been fully performed, involving consideration having a value in excess of $50,000 or a remaining period for performance in excess of nine months; (l) any non-competition agreements or indemnification agreements to which Electronika is a party; and (m) any other contract, agreement, commitment or understanding that is material to the financial condition, results of operations, business or prospects of Electronika. The items described in this
Section 3.9 are referred to herein collectively as the Electronika Material Contracts. Electronika has furnished to Parent true and complete copies of the Electronika Material Contracts.

Section III.10     Validity of Electronika Material
Contracts. All of the Electronika Material Contracts are valid and binding obligations of Electronika and, to the best knowledge of Electronika, the other parties thereto, in accordance with their respective terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law (the Bankruptcy Exception); there have been no amendments or modifications to any of the Electronika Material Contracts (except as set forth in the copies furnished to Parent); no event has occurred which is, or, following any grace period or required notice, would become a material default by Electronika under the terms of any of the Electronika Material
Contracts; except to the extent specifically reserved for on the latest balance sheet included in the Electronika Financial Statements, Electronika is not a party to any Electronika Material Contract for which Electronika or the Electronika Stockholders anticipate expenses materially in excess of revenues or which is otherwise materially adverse; and Electronika has not expressly waived any material rights under any Electronika Material Contract.

Section III.11     Charter Instruments. Electronika
has furnished to Parent complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. Electronika has heretofore made available to Parent for its examination copies of the minute books, stock certificate books and corporate seal of Electronika. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Electronika. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of Electronika.

Section III.12     Related Party Transactions.
Schedule 3.12 of the Electronika Disclosure Letter contains a description of any transaction, during the last two years, or proposed transaction, to which Electronika was or is to be a party in which any of the following persons had or is to have a direct or indirect material interest: (1) any director or officer of Electronika; (2) any Electronika
Stockholder; and (3) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons (in each case, a Related Party). Such description shall include the name of the person, the relationship to Electronika, the nature of the person's interest in the transaction and, the amount of such interest;
provided, however, that no disclosure is required if the amount involved in the transaction or a series of similar transactions does not exceed $60,000.

Section III.13     Employee Benefit Plans. As used in
this Section 3.13, the term Benefit Plan means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of Electronika or any ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

Section III.13.1     Arrangements. Any bonus,
incentive compensation, stock option, deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice.

Section III.13.2     ERISA Plans. Any employee
benefit plan (as defined in Section 3(3) of ERISA), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section
4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical
(including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

Section III.13.3     Other Employee Fringe Benefits.
Any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

Section III.13.4     ERISA Affiliate. For purposes of
this Section 3.13, the term ERISA Affiliate means each trade or business (whether or not incorporated) which together with Electronika is treated as single employer under Section 414(b), (c), (m) or (o) of the Code.

Section III.13.5     Identification of Benefit Plans.
Except as set forth in Section 3.13 of the Electronika
Disclosure Letter, neither Electronika nor any ERISA
Affiliate maintains, has not at any time established or maintained, and has not at any time been obligated to make contributions to or under or otherwise participate in any Benefit Plan.

Section III.13.6     MEPPA Liability/Post-Retirement
Medical Benefits/ Defined Benefit Plans/Supplemental
Retirement Plans. Neither Electronika nor any ERISA
Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan.
Neither Electronika nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of
Section 415 of the Code.

Section III.13.7     Liabilities. The execution and
performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligation to make any payment which, as an excess parachute payment under Section 280G of the Code, would not be deductible.

Section III.14     Patents, Trademarks, Et Cetera.
Schedule 3.14 of the Electronika Disclosure Letter includes a list of all material patents, patent applications, trade names, trademark registrations and applications therefor, copyrights, licenses, franchises and other assets of like kind (Intangible
Assets) and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of Electronika. Electronika owns or has the right to use all Intangible Assets now used in the conduct of its business. Such Intangible Assets include all of the proprietary products and formulations developed by Electronika or used by it in its business. Electronika is not obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets.
Electronika has not received any claim alleging any conflict between any aspect of the business of Electronika and any Intangible Assets claimed to be owned by others which, if determined adversely to Electronika, would have a Material Adverse Effect.
None of the Electronika Stockholders or any Related
Party has any interest in any Intangible Assets which are presently used by Electronika or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by Electronika. To the best knowledge of Electronika, there is no infringement by others of any Intangible
Assets of Electronika.

Section III.15     Questionable Payments. Neither
Electronika, nor, to the best knowledge of Electronika, any director, officer, agent, employee, or other person associated with or acting on behalf of Electronika nor any stockholder of Electronika has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;
violated any provision of the Foreign Corrupt
Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback, or other unlawful payment of any kind.

Section III.16     Authority to Merge. Electronika has
full corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Electronika (including stockholder actions) have been duly taken to authorize the execution, delivery, and performance of this Agreement (including without limitation the consummation of the Merger) by Electronika. This
Agreement (i) has been duly authorized, executed, and delivered by Electronika, (ii) constitutes the legal, valid, and binding obligation of Electronika, and
(iii) is enforceable as to it in accordance with its terms, subject to the Bankruptcy Exception. Except for the filing of the Articles of Merger with the Missouri and California Secretaries of State, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Electronika for the execution, delivery, or performance of this Agreement by Electronika. No consent of any party to any Electronika Material Contract is required for the execution, delivery, or performance of this Agreement;
and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to any material rights or privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Electronika that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any Electronika Material Contract, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of Electronika, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Electronika, or to which any of its businesses, properties, or assets are subject. Neither Electronika nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

Section III.17     Year 2000 Compliance. To the best
knowledge of Electronika, each item of hardware, software and firmware owned or used by Electronika
(Electronika Information Technology) is able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and make leap year calculations independently and to the extent that other information technology, used in combination with the Electronika Information Technology, properly exchanges date/time data with it. If certain items of the Electronika Information Technology are required to perform as a system, then this warranty shall apply to those items of Electronika Information Technology as a system.

Section III.18     Assets of Magnetika/East; Name
Change. Prior to the Closing Date, Electronika shall have acquired the business and assets of Magnetika/East. The business and assets to be acquired are set forth in Schedule 3.18 of the Electronika Disclosure Letter. Electronika shall own such business and assets free and clear of any liens or encumbrances. Prior to the date hereof, Electronika changed its corporate name from Caloyeras, Inc. to Electronika, Inc. Electronika possesses all of the rights, privileges, powers and preferences, and is subject to all of the obligations, restrictions, disabilities and duties, of the former
Caloyeras, Inc.

Section III.19     Environmental Matters

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i)     Environmental Claims means any and all
administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit, including, without limitation,
(A) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the environment.

(ii)     Environmental Laws means any federal,
state, or local statute, law, rule, regulation,
ordinance, code or rule of common law in effect as of
the date hereof, and any judicial or administrative
interpretation thereof, including any judicial or
administrative order, consent decree or judgment,
relating to human health and the environment or
Hazardous Substances, including, without limitation,
the Comprehensive Environmental Response, Compensation
and Liability Act of 1980, as amended by the Superfund
Amendments and Reauthorization Act of 1986, 42 U.S.C.
9601, et seq.; the Emergency Planning and Community
Right-to-Know Act, 42 U.S.C.  11001, et seq.; The
Resource Conservation and Recovery Act, 42  U.S.C.
6901 et seq.; the Federal Water Pollution Control Act,
33 U.S.C.   1251 et seq.; the Clean Air Act, as
amended, 42 U.S.C.   7401, et seq.; the Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
136, et seq.; the Safe Drinking Water Act, 42 U.S.C.
300f, et seq.; the Toxic Substances Control Act, 15
U.S.C.   2601, et seq.; the Oil Pollution Act of
1990, 33 U.S.C.   1001, et seq.; the Hazardous
Materials Transportation Act, as amended, 49 U.S.C.
1801, et seq.; the Occupational Safety and Health Act,
as amended, 29 U.S.C.   651, et seq.; or the Federal
Food, Drug and Cosmetic Act, as amended, 21 U.S.C.
301, et seq., or any environmental transfer laws which regulate the transfer of property and the corresponding state laws, regulations and local ordinances, etc., which may be applicable, as any such acts have been or may be amended.

(iii) Environmental Permits means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable
Environmental Law.

(iv)     Hazardous Substances means (A) any
chemicals, materials or substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, hazardous air pollutants, pollutants, contaminants, toxic chemicals, petroleum or petroleum products, toxics, hazardous chemicals, extremely hazardous substances, pesticides or related materials, as presently defined in any applicable Environmental Law;
(B) any petroleum or petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (C) any other chemical, material or substance, the presence of which requires investigation or remediation under any Environmental
Law.

(b) With respect to real property owned or leased by Electronika, to the best knowledge of Electronika:
(i) Electronika has not violated nor is in violation in any respect of any applicable Environmental Law;
(ii) Electronika has all Environmental Permits and is in material compliance with their requirements; (iii) such real property (including, without limitation, soils and surface, ground waters and buildings) is not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws;
(iv) Electronika has not received written notice of any past, pending or threatened Environmental Claims or circumstances that could reasonably be anticipated to form the basis thereof against Electronika;
(v) such real property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it included in an area included in such a list, and Electronika has not received written notice that such a listing is pending or contemplated.

Section III.20     Completeness of Disclosure  No
representation or warranty by Electronika or the Electronika Stockholders in this Agreement contains or at the Effective Time will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.




















                      ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF
              PARENT AND ACQUISITION

Parent and MergerSub shall deliver to Electronika and the Electronika Stockholders, within 30 days of the execution hereof, a disclosure letter (the Parent
Disclosure Letter). Except as specifically set forth in the Parent Disclosure Letter, Parent and MergerSub hereby represent and warrant to Electronika and the Electronika Stockholders, as follows:

Section IV.1     Subsidiaries.  Parent owns all of the
outstanding shares of capital stock of MergerSub, Torotel Products, Inc., a Missouri corporation, and
OPT Industries, Inc., a New Jersey corporation (each, a Parent Subsidiary). Other than as described in the immediately preceding sentence, neither Parent nor any Parent Subsidiary (i) has any subsidiaries or (ii) has any material debt (other than trade accounts receivable) or equity interest, or right or option to acquire any debt or equity interest, in any Person.

Section IV.2     Organization and Qualification.  Each
of Parent and the Parent Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to have obtained any of the foregoing would not have a Material Adverse Effect. Each of Parent and the Parent Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 4.2 of the
Parent Disclosure Letter includes a list of the jurisdictions in which Parent and/or the Parent
Subsidiaries is qualified to do business.

Section IV.3     Capitalization. As of the date
hereof, the authorized capital stock of Parent consists of 6,000,000 shares of Parent Common Stock, of which 2,811,590 shares are issued and outstanding
(as of November 1, 1998). The authorized capital stock of MergerSub consists of 1,000 shares of common stock, all of which are owned by Parent, free and clear of any liens, security interests, pledges, charges and encumbrances. All such outstanding shares of Parent Common Stock and MergerSub common stock were validly authorized and issued, and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any preemptive right of stockholders. Other than as contemplated hereby and except as set forth on Schedule 4.3 of the Parent
Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Parent or any Parent
Subsidiary or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Parent or any Parent Subsidiary.
There are no preemptive or similar rights to subscribe for or to purchase capital stock of Parent or any Parent Subsidiary.

Section IV.4     Financial Condition.  Parent has
heretofore delivered to Electronika (a) its Form 10-
KSB for the fiscal year ended April 30, 1998 (the
Form 10-KSB), as filed with the Securities and Exchange Commission (the SEC) and (b) its Form 10-
QSB for the fiscal quarter ended July 31, 1998 (the
Form 10-QSB), as filed with the SEC.  The Form 10-
KSB and the Form 10-QSB, together with all reports, forms and other documents filed by Parent with the SEC are referred to herein, collectively as the Parent
SEC Documents. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the Securities Act) or the Securities
Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. The Parent
SEC Documents, in the aggregate, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents: (i) are true and complete as of the respective dates thereof;
(ii) fairly and accurately present the consolidated financial condition of Parent as of the respective dates thereof, and the consolidated results of the operations of Parent for the respective periods covered thereby; (iii) disclose all liabilities required to be disclosed therein; and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis
(except as may be indicated therein or in the notes thereto) and except as the application may be modified in accordance with generally accepted accounting principles for interim reporting. Except as set forth in Schedule 4.4 of the Parent Disclosure Letter, since
July 31, 1998:

(a) There has at no time been a Material Adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Parent or any Parent
Subsidiary.

(b) Neither Parent nor any Parent Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Parent or any Parent Subsidiary.

(c) The operations and business of Parent and all Parent Subsidiaries have been conducted in all respects only in the ordinary course.

(d) There has been no accepted purchase order or quotation, arrangement or understanding for future sale of the products or services of Parent or any Parent Subsidiary, other than in the ordinary course of business.

(e) Neither Parent nor any Parent Subsidiary has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

Other than as disclosed in Parent SEC Documents, there is no fact known to Parent or any Parent Subsidiary which materially adversely affects or in the future
(as far as Parent or any Parent Subsidiary can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Parent or any Parent Subsidiary, other than economic matters of general applicability.

Section IV.5     Taxes.  Parent and each Parent
Subsidiary has filed all income, franchise and other tax returns required to be filed by it on and before the date hereof. All taxes imposed by the United
States, the State of Missouri or by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Parent or any Parent
Subsidiary have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Parent SEC Documents.
All contributions due from Parent or any Parent
Subsidiary pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Parent or any Parent
Subsidiary have been paid in full. Parent and each Parent Subsidiary has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code. Parent has furnished to Electronika true and complete copies of the federal income tax returns and comparable state tax returns of Parent covering the years ended
December 31, 1996 and 1997, constituting complete and accurate representations in all material respects of the tax liabilities of Parent for the relevant periods stated therein and accurately setting forth all relevant material items, including the tax bases of all assets, where required to be set forth in such tax returns.

Section IV.6     Undisclosed Liabilities. Except as
disclosed in the Schedule 4.6 of the Parent Disclosure
Letter or in Parent SEC Documents and except for liabilities and obligations arising in the ordinary course of business since July 31, 1998, none of which latter items, individually or in the aggregate, have a Material Adverse Effect: (a) neither Parent nor any
Parent Subsidiary is, and none of their properties are, subject to any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) neither Parent nor any Parent
Subsidiary is, and none of their properties are, subject to any material debts, liabilities or obli-gations of any nature, whether accrued, absolute, con-tingent or otherwise, whether or not of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

Section IV.7     Litigation and Claims. Other than as
disclosed in the Parent SEC Documents or as set forth in Schedule 4.7 of the Parent Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the best knowledge of Parent, threatened, or any basis therefor known to Parent or any Parent Subsidiary, with respect to Parent or any Parent Subsidiary or any of their respective businesses, properties, or assets. Neither
Parent nor any Parent Subsidiary is in violation of, or in default with respect to, any law, regulation, order, judgment, or decree; nor is Parent or any Parent Subsidiary required to take any action in order to avoid such violation or default.

Section IV.8     Properties.  Each of Parent and
MergerSub represents and warrants as to its properties as follows:

(a65535     All accounts and notes receivable
reflected on the balance sheet included in the Parent
Form 10-QSB (the Parent Balance Sheet), or arising since the date of the Parent Balance Sheet (the
Parent Balance Sheet Date), have been collected, or, to the best knowledge of Parent, are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, net, in the aggregate, of the applicable reserve reflected in the Parent Balance Sheet.

(b65535     All inventory of raw materials and work in
process of Parent and each Parent Subsidiary included in the Parent Balance Sheet or acquired since the Parent Balance Sheet Date is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Parent or any Parent Subsidiary, as the case may be. In no event do such inventories represent more than a six-month supply measured by the volume of sales or use for the year ended April 30, 1998. All inventory is usable and saleable in the normal course of business.

(c65535     Attached as Schedule 4.8 to the Parent
Disclosure Letter is a true and complete list of all real and other properties and assets owned by Parent and each Parent Subsidiary or leased or licensed by Parent or any Parent Subsidiary from or to a third party (including inventory but not including
Intangibles), including with respect to such properties and assets owned by Parent or by any Parent
Subsidiary a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Parent or by any Parent Subsidiary from or to a third party, a description of such lease or license. All such real and other properties and assets (including
Intangibles) owned by Parent or any Parent Subsidiary are reflected on the Parent Balance Sheet (except for acquisitions subsequent to the Parent Balance Sheet
Date and prior to the Effective Time which are either noted in Schedule 4.8 hereto or were approved in writing by Electronika) and are owned by Parent or any Parent Subsidiary free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances other than (a) liens, mortgages, security interests, pledges, charges or encumbrances disclosed in the Parent SEC Documents or Schedule 4.8, (b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Parent SEC Documents, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Parent
SEC Documents. All real and other tangible properties and assets owned, leased, or licensed by Parent or any Parent Subsidiary are in good and usable condition
(reasonable wear and tear, taking into account the respective ages of the assets involved, which is not such as to affect adversely the operation of the business of Parent or of such Parent Subsidiary, excepted).

(d65535     No real property owned, leased, or
licensed by Parent or by any Parent Subsidiary lies in an area which is, or to the knowledge of Parent or any Parent Subsidiary will be, subject to zoning, use, or building code restrictions which would prohibit, and to the best knowledge of Parent, no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Parent or any Parent Subsidiary is now engaged or the business in which it now contemplates engaging.

(e65535     The assets set forth on Schedule 4.8 of
the Parent Disclosure Letter constitute all such properties and assets which are necessary for the operation of the business of Parent and each Parent
Subsidiary in accordance with their current methods of operation in all material respects.

Section IV.9     Contracts and Other Instruments.
Schedule 4.9 of the Parent Disclosure Letter includes a listing of all oral or written (a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by Parent or any Parent Subsidiary of an amount or value in excess of $50,000; (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (d) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (e) employment contracts or other contracts, agreements, or commitments to or with individual employees, consultants or agents of Parent or any Parent Subsidiary that (i) extend for a period of more than six months from the date hereof, (ii) provide for earlier termination upon payment of a penalty or the equivalent thereof or (iii) involve consideration having a value in excess of $50,000; (f) equipment leases providing (in any one lease or group of related leases) for payments in excess of $25,000 per year; (g) contracts under which the performance of any obligation of Parent or any Parent Subsidiary is guaranteed by any of the Parent Subsidiaries or Parent, as applicable, or any third party, including performance bonding arrangements; (h) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of Parent or any Parent Subsidiary; (i) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness for borrowed money; (j) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; (k) other contracts and agreements to which Parent or any Parent Subsidiary is a party and which have not been fully performed, involving consideration having a value in excess of $50,000 or a remaining period for performance in excess of nine months; (l) any non-competition agreements or indemnification agreements to which Parent or any Parent Subsidiary is a party; and (m) any other contract, agreement, commitment or understanding that is material to the financial condition, results of operations, business or prospects of Parent or any Parent Subsidiary. The items described in this Section 4.9 are referred to herein collectively as the Parent Material
Contracts. Parent has furnished to Electronika true and complete copies of the Parent Material Contracts.

Section IV.10     Validity of Parent Material
Contracts. All of the Parent Material Contracts are valid and binding obligations of Parent or the Parent
Subsidiary party thereto and, to the best knowledge of Parent, the other parties thereto, in accordance with their respective terms, subject to the Bankruptcy
Exception; there have been no amendments or modifications to any of the Parent Material Contracts
(except as set forth in the copies furnished to Electronika); no event has occurred which is, or, following any grace period or required notice, would become a material default by Parent or any Parent
Subsidiary under the terms of any of the Parent
Material Contracts; except to the extent specifically reserved for on the latest balance sheet included in the Parent SEC Documents, neither Parent nor any Parent Subsidiary is a party to any Parent Material
Contract for which Parent anticipates expenses materially in excess of revenues or which is otherwise materially adverse; and neither Parent nor any Parent
Subsidiary has expressly waived any material rights under any Parent Material Contract.

Section IV.11 Charter Instruments.  Parent and each
Parent Subsidiary have furnished to Electronika complete and correct copies of their respective
Articles of Incorporation and Bylaws as in effect on the date hereof. Parent and each Parent Subsidiary have heretofore made available to Electronika for its examination copies of their respective minute books, which are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Parent and each Parent
Subsidiary.

Section IV.12     Employee Benefit Plans.  As used in
this Section 4.12, the term Benefit Plan means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of Parent, any Parent
Subsidiary or any ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

Section 4.12.1  Arrangements.  Any bonus, incentive
compensation, stock option,      deferred
compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice.

Section 4.12.2  ERISA Plans.  Any employee benefit
plan (as defined in Section      3(3) of ERISA),
including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section
4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical
(including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

Section 4.12.3  Other Employee Fringe Benefits.  Any
stock purchase, vacation,      scholarship, day care,
prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

Section 4.12.4  ERISA Affiliate.  For purposes of this
Section 4.12, the term      ERISA Affiliate means
each trade or business (whether or not incorporated) which together with Parent or any Parent Subsidiary is treated as single employer under Section 414(b), (c),
(m) or (o) of the Code.

Section 4.12.5  Identification of Benefit Plans.
Except as set forth in Schedule 4.12      of the
Parent Disclosure Letter, neither Parent, any Parent
Subsidiary nor any ERISA Affiliate maintains, has not at any time established or maintained, and has not at any time been obligated to make contributions to or under or otherwise participate in, any Benefit Plan.

Section 4.12.6  MEPPA Liability/Post-Retirement
Medical Benefits/Defined      Benefit
Plans/Supplemental Retirement Plans. Neither Parent, any Parent Subsidiary nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan.
Neither Parent, any Parent Subsidiary nor any ERISA
Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

Section 4.12.7  Liabilities.  The execution and
performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligation to make any payment which, as an excess parachute payment under Section 280G of the Code, would not be deductible.

Section IV.13     Patents, Trademarks, Et Cetera.
Schedule 4.13 of the Parent Disclosure Letter includes a list of all of Parent's Intangible Assets and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of Parent or any Parent Subsidiary. Parent and each Parent Subsidiary owns or has the right to use all Intangible Assets now used in the conduct of its business. Such Intangible Assets include all of the proprietary products and formulations developed by Parent or any Parent Subsidiary or used by it in its business. Neither Parent nor any Parent Subsidiary is obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets. Neither Parent nor any Parent
Subsidiary has received any claim alleging any conflict between any aspect of the business of Parent or any Parent Subsidiary and any Intangible Assets claimed to be owned by others which, if determined adversely to Parent or any Parent Subsidiary, would have a Material Adverse Effect. No stockholder or affiliate of Parent has any interest in any Intangible
Assets which are presently used by Parent or any Parent Subsidiary or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by Parent or any Parent Subsidiary. To the best knowledge of Parent, there is no infringement by others of any Intangible
Assets of Parent.

Section IV.14     Questionable Payments.  Neither
Parent, any Parent Subsidiary nor, to the best knowledge of Parent, any director, officer, agent, employee, or other person associated with or acting on behalf of Parent or any Parent Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;
violated any provision of the Foreign Corrupt
Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback, or other unlawful payment of any kind.

Section IV.15     Authority to Merge.  Parent and
MergerSub each has full corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Parent and MergerSub have been duly taken to authorize the execution, delivery, and performance of this Agreement by Parent and MergerSub (including without limitation the consummation of the Merger), other than the approval of the holders of Parent Common Stock. This
Agreement (i) has been duly authorized, executed, and delivered by Parent and MergerSub, (ii) constitutes the legal, valid, and binding obligation of Parent and MergerSub, and (iii) is enforceable as to them in accordance with its terms, subject to the Bankruptcy
Exception. Except for the filing of the Articles of Merger with the Missouri and California Secretaries of State, and except as set forth in Section 7.8, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Parent or MergerSub for the execution, delivery, or performance of this Agreement by Parent or MergerSub. No consent of any party to any Parent
Material Contract is required for the execution, delivery, or performance of this Agreement (except for such consents disclosed on Schedule 4.15 of the Parent
Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in such Schedule 4.15 are obtained prior to the Effective Time) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to any material rights or privileges that such party was not receiving or entitled to receive before this Agreement was executed under, or create any obligation on the part of Parent or any Parent Subsidiary that it was not paying or obligated to pay immediately before this Agreement was executed under, any Parent Material Contract or violate or result in a breach of any term of the articles of incorporation (or other charter document), or the bylaws of Parent or any Parent Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Parent or any Parent Subsidiary or to which any of their respective businesses, properties, or assets are subject. Neither Parent, any Parent
Subsidiary, nor any of their respective officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

Section IV.16     Environmental Matters.  With respect
to real property owned or leased by Parent or any Parent Subsidiary, to the best knowledge of Parent:
(i) neither Parent nor any Parent Subsidiary has violated nor is in violation in any respect of any applicable Environmental Law; (ii) Parent and each
Parent Subsidiary has all Environmental Permits and is in material compliance with their requirements; (iii) such real property (including, without limitation, soils and surface, ground waters and buildings) is not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws;
(iv) neither Parent nor any Parent Subsidiary has received written notice of any past, pending or threatened Environmental Claims or circumstances that could reasonably be anticipated to form the basis thereof against Parent or any Parent Subsidiary;
(v) such real property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it included in an area included in such a list, and neither Parent nor any Parent Subsidiary has received written notice that such a listing is pending or contemplated.

Section IV.17     Related Party Transactions.
Schedule 4.17 of the Parent Disclosure Letter contains a description of any transaction, during the last two years, or proposed transaction, to which Parent or any Parent Subsidiary was or is to be a party in which any of the following persons had or is to have a direct or indirect material interest: (1) any director or officer of Parent; (2) any nominee for election as a director of Parent; (3) any holder of more than 5% of Parent's Common Stock; and (4) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons
(a Related Party). Such description shall include the name of the person, the relationship to Parent, the nature of the person's interest in the transaction and, the amount of such interest; provided, however, that no disclosure is required if the amount involved in the transaction or a series of similar transactions does not exceed $60,000.

Section IV.19     Year 2000 Compliance  To the best
knowledge of Parent, each item of hardware, software and firmware owned or used by Parent or any Parent
Subsidiary (Parent Information Technology) is able to accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000 and make leap year calculations independently and to the extent that other information technology, used in combination with the Parent Information Technology, properly exchanges date/time data with it. If certain items of Parent
Information Technology are required to perform as a system, then this warranty shall apply to those items of Parent Information Technology as a system.

Section IV.19     Interim Operations of MergerSub.
MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section IV.20     Completeness of Disclosure. No
representation or warranty by Parent or MergerSub in this Agreement contains or will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                 ARTICLE V
       COVENANTS OF ELECTRONIKA

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Electronika and the Electronika Stockholders agree as follows:

Section V.1     Articles of Incorporation and Bylaws.
No amendment will be made in the articles of incorporation or bylaws of Electronika.

Section V.2. Shares and Options. No shares of capital stock of Electronika, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued or sold by Electronika, otherwise than as may be required by this Agreement or the transactions contemplated hereby.

Section V.3 Dividends and Purchases of Stock. No liquidation or stock split shall be authorized, declared, paid, or effected by Electronika in respect of the outstanding shares of Electronika common stock.
No direct or indirect redemption, purchase, or other acquisition shall be made by Electronika of shares of Electronika common stock, except as may be otherwise required by this Agreement or the transactions contemplated hereby.

Section V.4 Borrowing of Money. Electronika shall not borrow money, guarantee the borrowing of money, or engage in any material transaction or enter into any material agreement therefor, except for the borrowing of money under Electronika's loan agreements and lines of credit, or in the ordinary course of business or as disclosed in or contemplated by this Agreement or the transactions contemplated hereby.

Section V.5 Access. Subject to the provisions of
Section 5.7 regarding confidentiality, Electronika will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Parent free and full access to its plants, properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish
Parent with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika as Parent from time to time may reasonably request. Electronika will cause the independent certified public accountants of
Electronika to make available to Parent and its independent certified public accountants the work papers relating to the preparation, review and/or examination of any of the financial statements of Electronika.


Section V.6 Advice of Changes. Electronika will immediately advise Parent in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the Effective Time) would cause a condition to any parties' obligations under this Agreement not to be fully satisfied.

Section V.7 Confidentiality.  Electronika and the
Electronika Stockholders shall keep confidential all non-public information of Parent and MergerSub which is disclosed to Electronika; provided, however, that such information may be shared (i) with Electronika' directors, employees, partners, consultants and advisors to the extent necessary to consummate the transactions contemplated by this Agreement and (ii) to the extent Electronika is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any confidential information (provided that in such case, Electronika shall promptly inform Parent of such event, shall cooperate, at Parent's expense, with the Parent in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose confidential information to the minimum extent necessary to comply with any such court order).
If the transactions contemplated by this Agreement are not consummated, (a) Electronika will not use any such non-public information to its competitive advantage unless Electronika independently acquires such information from another source, and (b) Electronika will promptly return or destroy all confidential materials provided to it by or on behalf of Parent or MergerSub. To the extent non-public information is provided to any person(s) by Electronika and such person(s) fail to keep such information confidential as required by this Section, Electronika will be deemed to be responsible for and in breach of this
Section 5.7.

Section V.8 Public Statements. Before Electronika releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, which is intended for or may result in public dissemination thereof, Electronika shall cooperate with Parent, shall furnish drafts of all documents or proposed oral statements to Parent for comments and shall not release any such information without the written consent of Parent.
Nothing contained herein shall prevent Electronika from releasing any information if required to do so by law.

Section V.9 Parent Stockholder Approval Electronika shall (i) cooperate with Parent in the preparation and filing of its Proxy Statement (as defined below) in connection with the Meeting (as defined below), (ii) promptly obtain and furnish any information relating to it and within its control required to be included in the Proxy Statement and (iii) respond promptly to any comments or requests made by the SEC with respect to information respecting Electronika contained in the Proxy Statement. If at any time prior to the Effective Time any event relating to Electronika or any of its affiliates, officers or directors should be discovered by Electronika which is required to be set forth in an amendment to the Proxy Statement, Electronika shall promptly inform Parent. In addition, Electronika shall correct any information supplied by it for use in the Proxy Statement which shall have become, or is, false, incomplete or misleading.

Section V.10 Conduct of Business. Except (i) as otherwise required in connection with the transactions contemplated by this Agreement or (ii) as otherwise consented to in writing by Parent, Electronika shall, and the Electronika Stockholders shall cause
Electronika to:

(a65535     Use its reasonable efforts to do all of
the following: conduct its business diligently and only in the ordinary course, and, without making any commitment prohibited by this Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it;

(b65535     Not (i) enter into, modify or extend the
term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new
Benefit Plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing Benefit
Plan;

(c65535     Not pay any obligation or liability, fixed
or contingent, other than current liabilities incurred in the ordinary course of business, or cancel, without full payment, any debts, claims or other obligations
(including, without limitation, accounts receivable) owing to it;

(d65535     Not make any material alteration in the
manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;

(e65535     Use its reasonable efforts to perform all
of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder;

(f65535     Not enter into any contracts or
commitments that would constitute Electronika Material
Contracts, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices;

(g65535     Use its reasonable efforts to maintain and
keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties;

(h65535     Not sell, lease, license or otherwise
dispose of any of its properties and assets (including any of its Intangible Assets);

(i65535     Use its reasonable efforts to both
maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take
(or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date;

(j65535     Not make any capital expenditures or enter
into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate;

(k65535     Not accept any orders from any of its
customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices;

(l65535     Not (i) permit any lien to attach upon any
of its properties and assets, whether now owned or hereafter acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

(m65535     Not initiate, compromise or settle any
material litigation or arbitration proceeding;

(n65535     Not change its Board of Directors; and

(o65535     Not enter into any other transaction or
make or enter into any contract or commitment which is not in the ordinary course of business.

Section V.11     Reasonable Efforts. Subject to the
other provisions of this Agreement, Electronika shall, and the Electronika Stockholders shall cause
Electronika to, use its reasonable efforts: (a) to perform its obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of governmental entities and consents of third parties required to be obtained by or on behalf of Electronika to consummate the transactions contemplated by this Agreement; and
(c) to satisfy or cause to be satisfied all of the conditions precedent to its obligations hereunder or the obligations of Parent and MergerSub hereunder to the extent that its action or inaction can control or influence the satisfaction of such conditions.

Section V.12     Exclusive Dealing.  Unless this
Agreement has been terminated in accordance with its terms, neither Electronika, any of its officers, directors or other representatives, nor any of the Electronika Stockholders, shall, directly or indirectly, solicit or encourage inquiries or proposals from, or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of Electronika, any sale, transfer or other disposition of any of the business or any substantial portion of the assets of Electronika (including by way of merger) or any similar transaction.

Section V.13     Obligation to Update Disclosure
Letter. Electronika and the Electronika Stockholders shall update and supplement the Electronika Disclosure
Letter, as necessary, to reflect the changes therein during the period between the date of this Agreement and the Closing Date (the Updated Electronika
Disclosure Letter).  The Updated Electronika
Disclosure Letter shall be acceptable to Parent, in Parent's reasonable discretion.

                 ARTICLE VI
     COVENANTS OF PARENT AND ACQUISITION

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees as follows:

Section VI.1     Stockholder Approval  Parent shall
hold a meeting of its stockholders, in accordance with its articles of incorporation, bylaws and the corporation laws of the State of Missouri, no later than January 31, 1999 (the Meeting). The Meeting shall be held, among other things, to consider and vote upon the approval of the issuance of the Common
Shares to the Electronika Stockholders and the amendment to the Parent's Articles of Incorporation creating the Parent Preferred Stock. The board of directors of Parent shall recommend to its stockholders that such matters be adopted and approved; provided that the Board of Directors of Parent may withdraw such recommendation if (but only if) such Board of Directors, upon advice of its outside legal counsel, determines that it is reasonably likely that a failure to withdraw such recommendation would constitute a breach of its fiduciary duties under applicable law. Parent may also submit additional routine proposals to its stockholders at the Meeting, separate from the proposals on the transactions contemplated hereby, provided that Parent shall consult with Electronika as to the submission of such proposals. The approval by Parent's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

Section VI.2 Proxy Statement.   The information
(except for information supplied by Electronika for inclusion therein, as to which Parent makes no representation) in the proxy statement to be provided to the stockholders of Parent in connection with the Merger (the Proxy Statement) shall not, on the date the Proxy Statement is first mailed to stockholders of Parent, at the time of the meeting of Parent stockholders and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of Parent stockholders which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Proxy Statement, Parent shall promptly inform Electronika.

Section VI.3 Articles of Incorporation and Bylaws. No amendment will be made in the articles of incorporation or bylaws of Parent or of any Parent subsidiary unless required by this Agreement or the transactions contemplated hereby.

Section VI.4 Shares and Options. Except as required hereby, no shares of capital stock of Parent or any Parent subsidiary, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued or sold or proposed to be issued or sold by Parent or any Parent subsidiary, otherwise than as may be required upon the exercise of warrants, stock options or related stock appreciation rights now outstanding.

Section VI.5 Dividends and Purchases of Stock. No dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Parent in respect of the outstanding shares of the Parent Common Stock. No direct or indirect redemption, purchase, or other acquisition shall be made by Parent or any Parent subsidiary of shares of the Parent Common Stock. Nothing in this Section 6.5 shall be construed to prohibit purchases or other acquisitions of the Parent Common Stock by any Parent employee benefit plan which was or is now in effect.

Section VI.6 Borrowing of Money. Neither Parent nor any Parent Subsidiary shall borrow money, guarantee the borrowing of money, or engage in any material transaction or enter into any material agreement therefor, except for the borrowing of money under Parent's loan agreements or lines of credit, or in the ordinary course of business or as disclosed in or contemplated by this Agreement or the transactions contemplated hereby.

Section VI.7 Access. Subject to the provisions of
Section 6.9 regarding confidentiality, Parent and MergerSub will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Electronika free and full access to the plants, properties, books, and records of Parent and the Parent Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Electronika with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Parent and the Parent Subsidiaries as Electronika from time to time may reasonably request. Parent will cause the independent certified public accountants of Parent and the Parent Subsidiaries to make available to Electronika and its independent certified public accountants the work papers relating to the preparation, review and/or examination of any of the financial statements of Parent and/or the Parent
Subsidiaries.

Section VI.8 Advice of Changes. Parent will immediately advise Electronika in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by any Party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any Party's obligations under this Agreement not to be fully satisfied.

Section VI.9 Confidentiality.  Parent and the Parent
Subsidiaries shall keep confidential all non-public information of Electronika disclosed to Parent or the Parent Subsidiaries; provided, however, that such information may be shared (i) with Parent's and the Parent Subsidiaries' directors, employees, partners, consultants and advisors to the extent necessary to consummate the transactions contemplated by this Agreement and (ii) to the extent Parent or the Parent
Subsidiaries are required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any confidential information (provided that in such case, Parent and/or the Parent Subsidiaries shall promptly inform
Electronika of such event, shall cooperate with Electronika, at Electronika's expense, in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose confidential information to the minimum extent necessary to comply with any such court order). If the transactions contemplated by this Agreement are not consummated,
(a) neither Parent nor the Parent Subsidiaries will use any such non-public information to its competitive advantage unless Parent or the Parent Subsidiaries independently acquire such information from another source, and (b) Parent and the Parent Subsidiaries will promptly return or destroy all confidential materials provided to it by or on behalf of Electronika. To the extent non-public information is provided to any person(s) by Parent or the Parent
Subsidiaries and such person(s) fail to keep such information confidential as required by this Section, Parent will be deemed to be responsible for and in breach of this Section 6.9.

Section VI.10 Public Statements. Before Parent releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, which is intended for or may result in public dissemination thereof, Parent shall cooperate with Electronika, shall furnish drafts of all documents or proposed oral statements to Electronika for comments, and shall not release any such information without the written consent of Electronika. Nothing contained herein shall prevent
Parent from releasing any information if required to do so by law.

Section VI.11 Conduct of Business. Except (i) as otherwise required in connection with the transactions contemplated by this Agreement or (ii) as otherwise consented to in writing by Electronika, Parent shall and shall cause each of the Parent Subsidiaries to:

(a65535     Use its reasonable efforts to do all of
the following: conduct its business diligently and only in the ordinary course, and, without making any commitment prohibited by this Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it;

(b65535     Not (i) enter into, modify or extend the
term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new
Benefit Plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing Benefit
Plan;

(c65535     Not pay any obligation or liability, fixed
or contingent, other than current liabilities incurred in the ordinary course of business or payments due under its existing loan agreements or lines of credit, or cancel, without full payment, any debts, claims or other obligations (including, without limitation, accounts receivable) owing to it;

(d65535     Not make any material alteration in the
manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;

(e65535     Use its reasonable efforts to perform all
of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder;

(f65535     Not enter into any contracts or
commitments that would constitute Parent Material
Contracts, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices;

(g65535     Use its reasonable efforts to maintain and
keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties;

(h65535     Not sell, lease, license or otherwise
dispose of any of its properties and assets (including any of its Intangible Assets);

(i65535     Use its reasonable efforts to both
maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take
(or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date;

(j65535     Not make any capital expenditures or enter
into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate;

(k65535     Not accept any orders from any of its
customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices;

(l65535     Not (i) permit any lien to attach upon any
of its properties and assets, whether now owned or hereafter acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

(m65535     Not initiate, compromise or settle any
material litigation or arbitration proceeding;

(n65535     Use its reasonable efforts to not change
its Board of Directors; and

(o65535     Not enter into any other transaction or
make or enter into any contract or commitment which is not in the ordinary course of business.

Section VI.12     Reasonable Efforts. Subject to the
other provisions of this Agreement, Parent shall, and shall cause each of the Parent Subsidiaries to, use its reasonable efforts: (a) to perform its obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of governmental entities and consents of third parties required to be obtained by or on behalf of Parent or any of its subsidiaries to consummate the transactions contemplated by this Agreement; and (c) to satisfy or cause to be satisfied all of the conditions precedent to their obligations hereunder or the obligations of Electronika hereunder to the extent that its action or inaction can control or influence the satisfaction of such conditions.

Section VI.13     Exclusive Dealing  Unless this
Agreement has been terminated in accordance with its terms, neither Parent, nor any of its officers, directors or other representatives, shall, directly or indirectly, solicit or encourage inquiries or proposals from, or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of Parent or any subsidiary of Parent, any sale, transfer or other disposition of any of the business or any substantial portion of the assets of Parent or any subsidiary of Parent (including by way of merger) or any similar transaction.

Section VI.14     Business After the Effective Time.
During the Escrow Period or such shorter period as Parent on the advice of counsel believes will not cause the Merger to fail to qualify as a tax free reorganization under the federal tax laws as then construed, the Surviving Corporation will continue the historic business of Electronika or use a significant portion of Electronika's historic assets in its business.

Section VI.15     Issuance and Listing of Stock.
Parent has reserved for issuance and, if, as and when required by the provisions of this Agreement, will issue the Merger Shares into and for which the shares of capital stock of Electronika are to be converted and exchanged in the Merger, and the Merger Shares, when so issued, will be validly issued, fully paid and nonassessable. Parent shall file an application with the American Stock Exchange (the ASE) to approve the
Common Shares for listing, subject to official notice of issuance. Parent shall use its reasonable efforts to cause the Common Shares to be approved for listing on the ASE, subject to official notice of issuance.

Section VI.16     Obligation to Update Disclosure
Letter. Parent and MergerSub shall update and supplement the Parent Disclosure Letter, as necessary, to reflect the changes therein during the period between the date of this Agreement and the Closing
Date (the Updated Parent Disclosure Letter).  The
Updated Parent Disclosure Letter shall be acceptable to Electronika and the Electronika Stockholders, in their reasonable discretion.

                ARTICLE VII
     ELECTRONIKA'S CONDITIONS TO CLOSING

The obligations of Electronika and the Electronika
Stockholders under this Agreement are subject to all of the following conditions being met or waived as of the Closing:

Section VII.1     Voting Trust.  Certain members of
the Sizemore family (the Sizemore Family) and Peter
Caloyeras shall have entered into a voting trust, which shall be in form and substance satisfactory to the parties thereto.

Section VII.2 Accuracy of Representations and
Compliance With Conditions. All representations and warranties of Parent and MergerSub contained in this Agreement, as modified by the Updated Parent
Disclosure Letter, shall be accurate in all material respects as of the Effective Time except as to changes contemplated or permitted by this Agreement. Parent and MergerSub shall have performed and complied with all covenants and agreements in all material respects and satisfied all conditions required to be performed and complied with by them at or before the Effective
Time by this Agreement.

Section VII.3  Material Adverse Change.  Between the
date hereof and the Closing Date, there shall not have occurred any material adverse change in the financial condition or in the results of operations or the business, properties, assets (tangible or intangible), liabilities or prospects of Parent and its subsidiaries, taken as a whole.

Section VII.4 Other Documents. Parent and MergerSub shall have delivered to Electronika at or prior to the Effective Time such other documents as Electronika may reasonably request in order to carry out transactions contemplated by this Agreement.

Section VII.5 Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Electronika, and Parent shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

Section VII.6 Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section VII.7 No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Electronika, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of any of the Parties to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Electronika
Stockholders of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section VII.8 Consents Needed. Parent shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation consents from
(i) the New Jersey Department of Environmental
Protection and (ii) any party to any Parent Material
Contract.

Section VII.9 Other Agreements. The Escrow Agreement and any other agreements between the Parties to be executed prior to the Effective Time shall have been authorized, executed, and delivered by the parties thereto at or prior to the Effective Time, at the Effective Time shall be in full force, valid, and binding upon the parties thereto, and shall (subject to the Bankruptcy Exception) be enforceable by them in accordance with their terms at the Effective Time.

Section VII.10 Closing Certificate. Electronika and the Electronika Stockholders shall have received from Parent and MergerSub a certificate dated the Closing
Date, certifying that the conditions specified in Sections 7.2, 7.3, 7.6, 7.7 and 7.8 hereof have been satisfied.

Section VII.11 Parent Disclosure Letter.  Parent and
MergerSub shall have delivered to Electronika and the Electronika Stockholders the Parent Disclosure Letter by December 23, 1998, and the Parent Disclosure Letter shall be, in form and substance, acceptable to Electronika and the Electronika Stockholders in their sole and absolute discretion. Within ten (10) days following receipt of the Parent Disclosure Letter, Electronika and the Electronika Stockholders shall deliver to Parent and MergerSub a written notice either accepting or rejecting the Parent Disclosure
Letter.  If Electronika and the Electronika
Stockholders reject the Parent Disclosure Letter, or fail to deliver a notice of acceptance within said 10-day period, this Agreement shall immediately terminate and be of no further force and effect as provided in
Section 9.3.

                   ARTICLE VIII
          PARENT'S AND ACQUISITION'S
              CONDITIONS TO CLOSING

The obligations of Parent and MergerSub under this Agreement are subject to all of the following conditions being met or waived as of the Closing:

Section VIII.1 Voting Trust.  Certain members of the
Sizemore Family and Peter Caloyeras shall have entered into a voting trust, which shall be in form and substance satisfactory to the parties thereto.

Section VIII.2  Accuracy of Representations and
Compliance With Conditions. All representations and warranties of Electronika contained in this Agreement, as modified by the Updated Electronika Disclosure
Letter, shall be accurate in all material respects as of the Effective Time, except as to changes contemplated or permitted by this Agreement.
Electronika and the Electronika Stockholders shall have performed and complied with all covenants and agreements in all material respects and satisfied all conditions required to be performed and complied with by them at or before the Effective Time by this Agreement.

Section VIII.3  Material Adverse Change.  Between the
date hereof and the Closing Date, there shall not have occurred any material adverse change in the financial condition or in the results of operations or the business, properties, assets (tangible or intangible), prospects, or liabilities of Electronika and its subsidiaries, taken as a whole.

Section VIII.4 Other Documents. Electronika and the
Electronika Stockholders shall have delivered to Parent and MergerSub at or prior to the Effective Time such other documents as Parent may reasonably request in order to carry out the transactions contemplated by this Agreement.

Section VIII.5 Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Parent and MergerSub, and Electronika shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

Section VIII.6 Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section VIII.7  No Governmental Action.  There shall
not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Parent, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of any of the parties to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to Parent or MergerSub of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section VIII.8 Fairness Opinion. Parent shall have received the opinion of Stern Brothers Valuation
Advisors, dated as of the date of the Proxy Statement and for inclusion therein, to the effect that the Merger and the other transactions contemplated by this Agreement are fair, from a financial point of view, to Parent and its stockholders, and such opinion shall have been confirmed in writing as of the Effective
Time.

Section VIII.9 Consents Needed. Electronika shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation consents from any party to any Electronika Material Contract.
Parent shall have obtained at or prior to the Effective Time the consent of the New Jersey
Department of Environmental Protection to the transactions contemplated hereby.

Section VIII.10 Other Agreements.  The Escrow
Agreement and any other agreements to be executed between the Parties prior to the Effective Time shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Effective Time, at the Effective Time shall be in full force, valid, and binding upon the parties thereto, and shall (subject to the Bankruptcy Exception) be enforceable by them in accordance with their terms at the Effective Time.

Section VIII.11 Stockholder Approval. The stockholders of Parent shall have duly approved, by the affirmative vote of at least a majority of all shares of Parent Common Stock outstanding, the issuance of the Common Shares to the Electronika
Stockholders and the amendment to the Parent's
Articles of Incorporation creating the Parent
Preferred Stock.

Section VIII.12 Closing Certificate.  Parent and
MergerSub shall have received from Electronika and the Electronika Stockholders a certificate dated the Closing Date, certifying that the conditions specified in Sections 8.2, 8.3, 8.6, 8.7 and 8.9 hereof have been satisfied.

Section VIII.13 Electronika Disclosure Letter.
Electronika and the Electronika Stockholders shall have delivered to Parent and MergerSub the Electronika
Disclosure Letter by December 23,
1998, and the Electronika Disclosure Letter shall be, in form and substance, acceptable to Parent and MergerSub in their sole and absolute discretion.
Within ten (10) days following receipt of the Electronika Disclosure Letter, Parent and MergerSub shall deliver to Electronika and the Electronika
Stockholders a written notice either accepting or rejecting the Electronika Disclosure Letter. If
Parent and MergerSub reject the Electronika Disclosure
Letter, or fail to deliver a notice of acceptance within said 10-day period, this Agreement shall immediately terminate and be of no further force and effect as provided in Section 9.3.

                ARTICLE IX
               TERMINATION

Section IX.1 Mandatory Termination. This Agreement shall be automatically terminated if (a) the holders of at least a majority of all shares of Parent Common
Stock outstanding shall not have voted in favor of the adoption and approval of the matters described in
Section 8.11 hereof (b) Electronika and the
Electronika Stockholders reject the Parent Disclosure
Letter, or fail to deliver a notice of acceptance within the specified 10-day period, as provided in
Section 7.11, (c) Electronika and the Electronika
Stockholders shall determine, in their reasonable discretion, that any Updated Parent Disclosure Letter is not acceptable and shall have delivered a written notice of rejection to Parent and MergerSub within ten days following their receipt of the Updated Parent
Disclosure Letter, (d) Parent and MergerSub reject the
Electronika Disclosure Letter, or fail to deliver a notice of acceptance within the specified 10-day period, as provided in Section 8.13, or (e) Parent and MergerSub shall determine, in their reasonable discretion, that any Updated Electronika Disclosure
Letter is not acceptable and shall have delivered a written notice of rejection to Electronika and the Electronika Stockholders within ten days following their receipt of the Updated Electronika Disclosure
Letter.

Section IX.2 Optional Termination. This Agreement may be terminated on or before the Effective Time notwithstanding adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby by the stockholders of the parties hereto:

(a) by the mutual written consent of Electronika and Parent;

(b) at the option of either Electronika or Parent if the Effective Time shall not have occurred on or before February 28, 1999 (provided that the right to terminate this Agreement under this Section 9.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

(c) at the option of Parent, if facts exist which render impossible the compliance with one or more of the conditions set forth in Article VIII and such conditions are not waived by Parent; and

(d) at the option of Electronika, if facts exist which render impossible the compliance with one or more of the conditions set forth in Article VII and such conditions are not waived by Electronika.

Section IX.3 Effect of Termination. If this Agreement is rightfully terminated as provided for in this
Article IX or pursuant to Sections 7.11 or 8.13:

(a) This Agreement shall forthwith become wholly void and of no effect without liability on the part of any Party to this Agreement; provided, however, that nothing in this Section 9.3 shall release any of the Parties from liability for a willful failure to carry out its respective obligations under this Agreement, and provided further that the provisions of Sections
5.7, 6.9 and 9.3(b) shall remain in full force and effect and survive any termination of this Agreement;
and

(b) The Parties shall each pay and bear their own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm, and other experts.

                ARTICLE X
     TRANSFER RESTRICTIONS; GOVERNANCE

Section X.1 Restrictive Legends. The Merger Shares shall be subject to a stop-transfer order and the certificate or certificates evidencing such shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE ACT).  SAID SECURITIES MAY NOT BE
SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

In addition, the certificates representing the Common
Shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT
DATED AS OF NOVEMBER 24, 1998 BY AND AMONG TOROTEL,
INC. AND THE HOLDER HEREOF, AMONG OTHERS, A COPY OF
WHICH IS ON FILE WITH THE SECRETARY OF TOROTEL, AND
ARE HELD AND MAY NOT BE TRANSFERRED OR OTHERWISE
DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH.
Subject to the terms and conditions of this Agreement, the Electronika Stockholders may make any disposition of the Common Shares or of the Preferred Shares (to the extent the Preferred Shares have been released from the Escrow), upon giving to Parent, prior to any such disposition, (i) written notice describing briefly the manner in which, and the transferee or transferees to whom, such proposed disposition is to be made, and (ii) written evidence of (a) compliance with the Act, or evidence to the satisfaction of Parent that there is an available exemption from the application of the Act, and (b) the transferee's undertaking to be bound by any applicable terms and conditions of this Agreement.

Section X.2 Further Restrictions.  Notwithstanding
Section 10.1 hereof to the contrary, the Electronika
Stockholders shall not transfer their shares of Parent
Common Stock during the Escrow Period, except to one or more trusts of which the Electronika Stockholder is the sole trustee and which was established for the benefit of such Electronika Stockholder or such Electronika Stockholder's spouse, ancestors, issue
(including adopted children and step-children) or spouses of issue (a Living Trust). Subject to compliance with the provisions of the Securities Act, the Preferred Shares shall not be subject to any restriction on transfer once such shares are released from the Escrow. During the Escrow Period, the Electronika Stockholders may transfer their interests in the Preferred Shares held in the Escrow only to a Living Trust.

Section X.3 Investment Representations. Either the
Electronika Stockholders are accredited investors, as that term is defined in Rule 501 of the rules and regulations promulgated by the SEC under the Securities Act, or the Electronika Stockholders, either alone or with their qualified purchaser representative (as defined in Rule 501), have such knowledge and experience in financial and business matters that they are capable of evaluating the risks and merits of an investment in the Merger Shares. The
Electronika Stockholders are acquiring the Merger
Shares in the Merger for investment and not with a view to the sale thereof other than in compliance with the requirements of the Securities Act and applicable
Blue Sky laws. At the request of Parent, the Electronika Stockholders will furnish to Parent evidence reasonably satisfactory to Parent that the foregoing representations are true. The Electronika
Stockholders acknowledge that Parent has made available to them the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information that Parent is required to furnish under the Securities Act and the rules and regulations promulgated thereunder.

Section X.4 Directors.  Concurrently with the Closing,
(i) the number of members of the Parent Board of Directors shall be increased to seven, (ii) the Electronika Stockholders shall be entitled to designate two members of the seven member Parent Board of Directors, and (iii) the Parent Board of Directors shall appoint such designees as directors in order to fill the existing two vacancies. The Electronika
Stockholders agree not to vote their respective Common
Shares to remove any director of Parent during the period from the Effective Time to the earlier of September 30, 1999 or the 1999 annual meeting of Parent stockholders, except for Cause. For purposes of this Section 10.4, a removal is for Cause if such removal is evidenced by a resolution adopted in good faith by a majority of the Board of Directors of Parent finding that the director to be removed (a) committed an act of embezzlement, fraud, misappropriation or conversion of assets or opportunities or other dishonesty against Parent or any Parent Subsidiary, (b) was enjoined by the Securities and Exchange Commission or any other industry regulatory authority from being and officer or director of a publicly-held company, (c) engaged in conduct demonstrably and materially injurious to Parent or any Parent Subsidiary, (d) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving dishonesty or moral turpitude or (e) inadequately or improperly performed his duties as a director of Parent or any Parent Subsidiary to the detriment of their respective businesses.

Section X.5 Prohibited Stockholder Actions. During the
Escrow Period, neither the Electronika Stockholders nor any of their affiliates (regardless of whether such person is an affiliate on the date hereof) shall, without prior Independent Approval (as hereinafter defined):

(a) Vote their Common Shares in favor of any action or agreement, or take any other action, that would (i) result in a breach of any covenant, representation or warranty or any other obligation of Electronika under this Agreement or (ii) impede, interfere with or discourage the intended purposes of this Agreement;

(b)     Acquire, offer to acquire, or agree to
acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of Parent, other than as a result of a stock split, stock dividend or similar recapitalization; or

(c) Make or cause to be made any proposal for any transaction between (i) the Electronika Stockholders or any of their affiliates and (ii) Parent or any of its affiliates, including without limitation any acquisition or disposition of assets, merger, or other business combination, restructuring, tender offer, exchange offer, recapitalization or similar transaction.

Section X.6     Prohibited Actions by Parent. During
the Escrow Period, in addition to any stockholder vote or vote by the Board of Directors of Parent or any affiliate that may be required by law, neither Parent nor any affiliate shall, without prior Independent
Approval:

(a) Enter into, or propose to enter into, any agreement, arrangement or transaction with the Electronika Stockholders, the Sizemore Family or any of their respective affiliates;

(b) Amend the Articles of Incorporation or the Bylaws of Parent or any affiliate that may benefit the Electronika Stockholders, the Sizemore Family or any of their respective affiliates, to the exclusion of, or disproportionately to, the other stockholders of Parent;

(c) Approve salary increases or bonus payments to officers or employees affiliated with the Electronika
Stockholders, the Sizemore Family or any of their respective affiliates;

(d)     Amend, modify, waive or terminate this
Agreement;

(e)     Dissolve Parent or any affiliate;

(f)     Initiate bankruptcy, insolvency or
reorganization proceedings involving Parent or any affiliate; or

(g)     Withdraw the registration of the Parent Common
Stock under the Exchange Act.

Section X.7     Definition of Independent Approval.
For the purposes of this Agreement, the term
Independent Approval shall mean, either (i) the approval of a majority of the Board of Directors who are disinterested with respect to the matter which is the subject of the Board or stockholder action or (ii) if there are fewer than two such directors, the approval of the holders of a majority of the then outstanding voting securities of the Company held by persons other than stockholders (including affiliates and Family Members) interested in such Board or stockholder action.

Section X.8 Definition of Affiliate and Family
Members. The term affiliate shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any director or officer of such Person or of any affiliate of such Person, (b) any such director's or officer's Family
Members, (c) any group, acting in concert, of one or more of such directors, officers or Family Members, and (d) any Person owned or controlled by any such director, officer, Family Member or group which beneficially owns or holds 10% or more of any class of equity securities or profits interest. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. The term Family Member shall mean any brother, sister, spouse, ancestor or descendant of an affiliate or of a Person, director of officer.

Section X.9     Indemnification; Insurance
(a) From and after the Closing Date, Parent shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of Parent or any of the Parent Subsidiaries
(collectively, the Indemnified Parties and individually, an Indemnified Party) against all losses, liabilities, expenses, claims or damages incurred in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director or officer of Parent or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Closing Date
(including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Missouri law and its articles of incorporation and bylaws in effect on the date hereof, for a period of not less than six years following the Closing Date; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

(b) The Electronika Stockholders shall cause the articles of incorporation and bylaws of Parent and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law and consistent with Section
10.9(a) and shall not permit the amendment of such provision in any manner adverse to the Indemnified
Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

(c) Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Closing Date, Parent shall, to the fullest extent permitted under applicable law, pay as incurred such Indemnified Party's legal and other expenses
(including the cost of any investigation and preparation) incurred in connection therewith, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.
Parent shall pay all expenses, including attorneys' fees, that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 10.9(c).

(d) For six years after the Closing Date, Parent shall cause policies of directors' and officers' liability insurance to be maintained by Parent in amounts not less than 1998 coverage (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Closing Date, to the extent such policies are available. Notwithstanding the foregoing, if annual premiums for Parent's director and officer liability insurance exceeds 150% of 1998 premiums (Maximum Premium), Parent shall only be obligated to purchase such insurance coverage as may be purchased by a premium payment equal to the Maximum Premium.

(e) Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and Parent, retained at Parent's expense.

(f) This Section 10.9 is intended to benefit the Indemnified Party and their respective heirs, executors and personal representatives and shall be binding on the successors and assigns of Parent.

               ARTICLE XI
              MISCELLANEOUS
Section XI.1 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby and continue in force and effect only until the expiration of the Escrow Period.

Section XI.2 Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section XI.3 Modification. This Agreement (including the documents and instruments referred to herein) sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and understandings, both written and oral, among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Parties with the approval of their respective Boards of Directors; provided, however, that after approval of this Agreement and the Merger by the Electronika
Stockholders or the stockholders of Parent, no amendment shall be made which by law requires further approval of such stockholders without such further approval.

Section XI.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal
Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11.4):

To Parent or MergerSub:     Torotel, Inc.
                            13402 South 71 Highway
                            Grandview, MO  64030
                            Attention:  Secretary

With a copy to:             Shook, Hardy & Bacon
                              L.L.P.
                            1010 Grand Boulevard
                            5th Floor
                            P.O. Box 15607
                            Kansas City, MO  64106
                            Attention:  Randall B.
                                        Sunberg, Esq.

To Electronika or the Electronika
Stockholders:               Basil Peter Caloyeras
                            c/o Magnetika, Inc.
                            2041 W. 139th Street
                            Gardena, California 90247

With a copy to:             Ervin, Cohen & Jessup LLP
                            Ninth Floor
                            9401 Wilshire Boulevard
                            Beverly Hills, CA
                             90212-2974
                            Attention:  W. Edgar
                                        Jessup, Jr.,
                                        Esq.

Any notice given in accordance with this Section 11.4 shall be deemed duly given when received by the party for whom it is intended, if personally delivered or delivered by telecopy, telex or similar telecommunications equipment, twenty-four (24) hours after delivery if sent by Federal Express, Express
Mail or similar overnight delivery or courier service or forty-eight (48) hours after being deposited in the United States mail, all fees prepaid.

Section XI.5     Waiver.  At any time prior to the
Closing, the Parties may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts or any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the waiving party.

Section XI.6     Binding Effect.  The provisions of
this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns and shall inure to the benefit of each Indemnified Party and his, her or its successors and assigns.

Section XI.7  No Third-Party Beneficiaries.  This
Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement except as specifically provided herein.

Section XI.8     Separability.  If any provision of
this Agreement is deemed to be invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section XI.9     Headings.  The headings in this
Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section XI.10     Counterparts; Governing Law.  This
Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of Missouri without giving effect to conflict of laws.

Section XI.11     Assignment.  Neither this Agreement
nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties
(whether by operation of law or otherwise) without the prior written consent of the other Parties.

     [The remainder of this page intentionally left blank]


























































IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


TOROTEL, INC.


_/s/  Dale H Sizemore, Jr.___________       _
By:  ________________________________
Title:  Chairman and CEO_______________


TOROTEL MERGER SUBSIDIARY, INC.


_/s/  Dale H. Sizemore, Jr._________      ___
By:  ________________________________
Title:  Chairman and CEO_______________


ELECTRONIKA, INC.


_/s/  Basil Peter Caloyeras_______________
By:  ________________________________
Title:  President_______________________


_/s/  Alexandra Zoe Caloyeras____________
Alexandra Zoe Caloyeras


_/s/  Aliki Sophia Caloyeras______________
Aliki Sophia Caloyeras


_/s/  Basil Peter Caloyeras_______________
Basil Peter Caloyeras























                  Exhibit A

     Designations of Parent Preferred Stock


























































                  TOROTEL, INC.

     Amendment to Certificate of Incorporation

                   Exhibit A

     Article III

(a) The aggregate number of shares which the Corporation shall be authorized to issue shall be Eight Million Five Hundred Thousand (8,500,000) shares of capital stock, par value $.50 per share, consisting of Six Million (6,000,000) shares of common stock (the
Common Stock) and Two Million Five Hundred Thousand
(2,500,000) shares of Class A $1.00 Preferred Stock
(the Preferred Stock). No holder of shares of Common Stock or Preferred Stock shall have any preemptive right to acquire additional shares of the Corporation's capital stock. The Common Stock shall have no preferences, qualifications, limitations, restrictions or special rights of any character whatsoever in respect thereof.

(b)     The following is a statement of the
designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of the Preferred Stock:

(i) Accumulation and Payment of Dividends. The holders of outstanding shares of Preferred Stock shall be entitled, in preference to the holders of Common
Stock, to receive, out of any funds legally available therefor, cumulative mandatory dividends on each share of Preferred Stock payable in cash at the rate per annum of $0.05 per share (the Preferred Dividends);
provided, that Preferred Dividends need not be paid in cash if and to the extent that such payment is prohibited by law or under the terms of one or more agreements or instruments evidencing indebtedness for money borrowed of the Corporation at the time such payment would otherwise be due, in which case such Preferred Dividends shall accumulate as provided herein. Preferred Dividends shall accumulate commencing as of the date of issuance of the Preferred
Stock, will be payable annually within forty-five (45) days of the Corporation's fiscal year end and will be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.
Preferred Dividends not paid or paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Preferred Stock, including fractions, shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The amount of accumulated dividends on any share of Preferred Stock, or fraction thereof, at any date, shall be the amount of any dividends payable thereon to and including such date, whether or not declared, which have not been paid in cash, with additional dividends accumulating on any such accumulated but unpaid dividends
(including without limitation, dividends which remain unpaid as a result of a prohibition against payment in any agreement for money borrowed) until paid. The
Preferred Dividends shall be cumulative, so that if any Preferred Dividend shall not have been paid when due, the deficiency shall be fully paid or declared and set apart for all outstanding shares of Preferred
Stock before the Corporation pays any dividend on or redeems or makes any other distribution on its Common
Stock. The Preferred Dividends for any calendar year on any share of Preferred Stock which is not outstanding on every day of the year shall be prorated based on the number of days such share was outstanding during the year. All numbers relating to the calculation of dividends pursuant hereto shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.
Other than as provided herein, holders of Preferred
Stock shall have no other right to receive dividends of the Corporation.

(ii) Redemption. The Preferred Stock shall be redeemable as follows:

a) The Corporation may redeem Preferred Stock at any time, at its sole option, in whole or in part, out of funds legally available therefor, at a per share redemption price payable in cash equal to the sum of
(x) One Dollar and Ten Cents ($1.10) per share of
Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Preferred Stock) plus (y) all accumulated, accrued and unpaid dividends thereon, whether or not declared, in cash to the date of redemption (the Total Per Share Preference Amount).

b) Any redemption of Preferred Stock shall be accomplished out of funds legally available for such purpose, subject to such limitations as may be imposed under any agreement or instrument evidencing indebtedness for money borrowed of the Corporation at the time of such redemption, and shall otherwise be accomplished in accordance with all applicable laws.

c) If fewer than all of the Preferred Stock at the time issued and outstanding are to be redeemed, the shares shall be redeemed from the holders of Preferred
Stock pro rata based on their respective holdings of such shares.

d)     Notice of any redemption of Preferred Stock (a
Redemption Notice) shall be mailed at least ten (10) but not more than sixty (60) calendar days prior to the date fixed for redemption to each holder of Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation.
In order to facilitate any redemption of Preferred
Stock, the Board of Directors may fix a record date for the determination of holders of Preferred Stock to be redeemed, which shall not be less than ten (10) nor more than thirty (30) calendar days prior to the date fixed for such redemption. The Redemption Notice shall include the date fixed for redemption, the Total
Per Share Preference Amount to be paid and the place at which the preferred stockholders may obtain payment of the Total Per Share Preference Amount upon surrender of their share certificates.

e) On or after the redemption date specified in any Redemption Notice, each holder of shares of Preferred Stock called to be redeemed shall surrender the certificate or certificates evidencing such shares to the Corporation and shall then be entitled to receive payment of the redemption price for each such share. If fewer than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

f) If funds are available on the date fixed in the Redemption Notice, then, whether or not the share certificates are surrendered for payment of the Total
Per Share Preference Amount, on such date the holders of Preferred Stock to be redeemed on such redemption date shall cease to be stockholders with respect to such shares, such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon delivery to the Corporation of (x) the certificates representing such shares of Preferred Stock, or fractions thereof, and (y) appropriate endorsements and transfer documents sufficient to transfer such shares of Preferred Stock, or fractions thereof, to the Corporation free of any adverse interest or lien.
The Board of Directors shall cause the transfer books of the Corporation to be closed as to shares to be redeemed pursuant hereto. The Corporation shall return to the status of unauthorized and undesignated shares each share of Preferred Stock which it shall redeem or for any other reason acquire.

g)     The Corporation shall redeem all of the
outstanding shares of Preferred Stock from funds lawfully available therefor twenty-one (21) days after the consummation of any of the following events: (x) a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or the Corporation survives as a subsidiary (at least majority owned) of another corporation, or (y) the sale of all or substantially all of the assets and property of the Corporation to another person or entity.

(iii)     Liquidation, Dissolution or Winding Up.
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Preferred Stock, including any fractional shares, shall have received per share in cash the Total Per Share Preference Amount (the Liquidation
Preference). If, upon such liquidation, dissolution or winding up, the assets thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount set forth herein, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Preferred
Stock.  After payment in full of the Liquidation
Preference to holders of all shares of Preferred
Stock, including any fractional shares, the Preferred
Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

(iv) Voting Rights. Except as otherwise required by law, the holders of shares of Preferred Stock shall have no voting rights. Notwithstanding the foregoing, without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a class, the Corporation shall not:

a) amend or repeal any provision of or add any provision to the Corporation's Articles of Incorporation, or in any other manner modify any class of capital stock, if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock so as to affect adversely the Preferred Stock; or

b) except as provided elsewhere herein, authorize or issue any additional shares of Preferred Stock or reissue any shares of Preferred Stock that have been reacquired by the Corporation, by purchase, redemption or otherwise; or

c) authorize or create shares of any class of capital stock having equal priority with the Preferred
Stock or any preference or priority over the Preferred
Stock as to dividends or distribution of assets on liquidation, dissolution or winding up.

(v)     Fractional Shares; Uncertificated Shares.  The
Corporation may issue fractional shares of Preferred
Stock. The holders of fractional shares shall be entitled to all rights as preferred stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Preferred Stock, or fractions thereof, may, but need not, be represented by share certificates. Shares of Preferred Stock, or fractions thereof, not represented by share certificates
(Uncertificated Shares) shall be registered in the stock record book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of Preferred Stock share certificates to represent Uncertificated Shares previously issued (or deemed issued) to such holder.

(c) The Board of Directors is authorized in its discretion to determine, fix and approve the consideration other than cash for shares which may be issued, and to determine the fair value to the Corporation of such consideration.



















































                 Exhibit B

             Articles of Merger


























































State of Missouri
Rebecca McDowell Cook, Secretary of State
P.O. Box 778, Jefferson City, MO  65102

Corporate Division

Articles of Merger


(1)   That Torotel Acquisition Corp. of Missouri
(2)   That Electronika, Inc. of California

are hereby merged and that the above named Torotel
Acquisition Corp. is the surviving corporation.
(4)   That the Board of Directors of Torotel
Acquisition Corp. met on and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles.
(5)   That the Board of Directors of Electronika, Inc.
met on and by a majority of the members of such board approved the Plan of Merger set forth in these articles. The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of Torotel Acquisition Corp. held on at and at such meeting there were 1,000 shares entitled to vote and 1,000 voted in favor and -0- voted against said plan.
The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of Electronika, Inc. held on at and at such meeting there were 1,000 shares entitled to vote and voted in favor and voted against said plan.
(10)  PLAN OF MERGER
      (1) Torotel Acquisition Corp. of Missouri is the survivor.
      (2) All of the property, rights, privileges, leases and patents of Electronika, Inc. are to be transferred to and become the property of Torotel
Acquisition Corp.the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments, and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.
      (3)  The officers and board of directors of
Torotel Acquisition Corp. shall continue in office until their successors are duly elected and qualified under the provisions of the by-laws of the surviving corporation.
      (4)  The outstanding shares of Electronika, Inc.
shall be converted into the right to receive, in the aggregate: (i) 1,800,000 newly issued shares of Torotel, Inc.; and (ii) 2,500,000 shares of Class A
$1.00 Preferred Stock of Torotel, Inc.  The shares of
Class A $1.00 Preferred Stock shall be deposited into, and shall be subject to the terms of, an escrow to be entered into between Torotel, Inc. and the former shareholders of Electronika, Inc.
      (6)  The articles of incorporation of the
survivor are/are not amended as follows:
               Article 1 shall be amended to read:
               The name of the corporation is
Electronika, Inc. (the Corporation).
IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.


       CORPORATE SEAL        Torotel Acquisition Corp.


                             By


       ATTEST


By







       CORPORATE SEAL        Electronika, Inc.


                             By


       ATTEST


By





























                     Exhibit C

                 Escrow Agreement

























































                 ESCROW AGREEMENT


THIS ESCROW AGREEMENT (the Agreement) is made and
entered into as of                  , 1999, by and
among Torotel, Inc., a Missouri corporation (the
Company), the persons listed on the signature page hereto (collectively, the Holders), and
__________________, as escrow agent (Escrow Agent).

                 W I T N E S S E T H:

WHEREAS, the Company and the Holders, among others, have entered into that certain Agreement and Plan of Merger dated as of November 24, 1998 (the Merger
Agreement), a copy of which has been delivered to Escrow Agent;

WHEREAS, capitalized terms not defined herein have the meanings set forth in the Merger Agreement;

WHEREAS, Section 1.4 of the Merger Agreement provides that, upon consummation of the Merger, the Company will issue 2,500,000 shares of Class A $1.00 Preferred
Stock (the Escrow Shares) in the names of the Holders and deliver them to Escrow Agent to be held in escrow and distributed in accordance with the terms of this Agreement; and

WHEREAS, Escrow Agent is willing to act as escrow agent for the Company and the Holders on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Establishment of Escrow; Escrow Share
Certificates. Concurrently with the Closing, the Company will issue the Escrow Shares in the names of the Holders and cause them to be delivered to Escrow
Agent. Escrow Agent agrees to accept delivery of such Escrow Shares and to hold such Escrow Shares delivered to it in escrow subject to the terms and conditions of this Agreement (the Escrow), until Escrow Agent is required to release such Escrow Shares, or a portion of them, pursuant to the terms of this Agreement.

2.     Releases from the Escrow.

(a) The Escrow Shares shall be released from the Escrow and distributed to the Holders at the expiration of each Escrow Payment Period, as determined in accordance with the provisions of subsection (b) below.

(b) Escrow Agent shall release Escrow Shares from the Escrow and distribute such Escrow Shares to the Holders, as follows:

(i)     Within 90 days after the end of the applicable
Escrow Payment Period, the Company shall prepare and deliver to Escrow Agent and the Holders the EBITDA
Schedule, which (I) shall take into account any applicable Net Worth Adjustment, (II) comply with
Section 1.5 of the Merger Agreement and (III) set forth the Company's determination of the number of Escrow Shares to be released from the Escrow and distributed to each of the Holders. If such EBITDA
Schedule as submitted by the Company is acceptable to the Holders then the Company and the Holders shall issue a joint escrow release instruction to Escrow
Agent setting forth in detail the number of Escrow
Shares to be released from the Escrow and distributed to each of the Holders (a Joint Escrow Release
Instruction).

(ii) If the EBITDA Schedule is not acceptable to the Holders, the Holders shall deliver to Escrow Agent and the Company within 30 days after their receipt of the EBITDA Schedule a statement describing their objections thereto (setting forth the amount proposed as an adjustment thereto and the basis for such objection). Failure of the Holders to so object to the EBITDA Schedule as submitted by the Company shall constitute acceptance thereof by the Holders;
provided, however, that Escrow Agent shall not be required to release from the Escrow any of the Escrow
Shares until it has received a Joint Escrow Release
Instruction from the Company and the Holders. If the Holders object to such EBITDA Schedule, the Company and the Holders shall use their reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after the Company has received the statement of objections, the Company and the Holders shall select an independent, nationally recognized accounting firm (the Accounting
Firm) to resolve any remaining objections.  The
Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting Firm shall be conclusive and binding upon the Company and the Holders absent fraud or manifest error. Upon receipt of such report, the Company and the Holders shall issue a Joint Escrow Release Instruction to Escrow
Agent.

(iii)     If the Company fails to deliver an EBITDA
Schedule to the Holders within the requisite 90-day period, the Holders may deliver a proposed EBITDA
Schedule to Escrow Agent and the Company, and, if the EBITDA Schedule so submitted is acceptable to the Company, then the Company and the Holders shall issue a Joint Escrow Release Instruction to Escrow Agent.
If said EBITDA Schedule is not acceptable to the Company, the Company shall follow the same procedures specified above with respect to the Holders for objecting to said EBITDA Schedule, and upon final resolution of such EBITDA Schedule, the Company and the Holders shall issue a Joint Escrow Release
Instruction to Escrow Agent.

(c) At the end of the Escrow Period, after taking into account all distributions to be made pursuant to subsection (b) above, all Escrow Shares remaining in the Escrow, if any, shall be canceled, released from the Escrow and distributed to the Company, pursuant to a Joint Escrow Release Instruction issued by the Company and the Holders.

(d) The EBITDA Schedule shall be prepared, and all calculations to be made pursuant thereto shall be made, in accordance with the Merger Agreement.

3.     Dividends, Stock Splits and Other
Distributions. Other than taxable dividends (which shall be distributed to the Holders and shall not be made part of the Escrow), distributions declared in respect of the Escrow Shares (including without limitation stock splits and non-taxable stock dividends) during the term of this Agreement shall be made part of the Escrow. If the Escrow Shares are redeemed, reclassified or changed into other securities or property pursuant to a redemption, reclassification of all shares of the Company's preferred stock or a merger of the Company, then the redemption amounts paid, or such reclassified shares or other securities or property, as the case may be, shall be made part of the Escrow.

4.     Voting Rights of Escrow Shares.  Each of the
Holders shall have the right to vote his or her pro rata number of Escrow Shares in the Escrow on any issues that come for a vote before the preferred stockholders of the Company.

5. Escrow Agent. Escrow Agent hereby accepts its obligations under this Agreement, and represents that it has the legal power and authority to enter into this Agreement and perform its obligations hereunder.
Escrow Agent may execute any of its duties hereunder by or through agents or receivers. Escrow Agent agrees that the Escrow held by Escrow Agent hereunder shall be segregated from all other property held by Escrow Agent and shall be identified as being held in connection with this Agreement. Segregation may be accomplished by appropriate identification on the books and records of Escrow Agent. Escrow Agent agrees that its documents and records with respect to the transactions contemplated hereby will be available for examination by authorized representatives of the Company and the Holders during normal business hours.
Except to the extent specifically required by this Agreement, Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary.

6. Compensation of Escrow Agent. Escrow Agent shall be entitled to receive an annual fee in the amount and as set forth on Schedule A attached hereto, and reimbursement for any expenses incurred by Escrow
Agent hereunder. Such compensation and expenses shall be paid by the Holders.

7. Duties and Adverse Claims. The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement. Escrow
Agent's duties and obligations are purely ministerial in nature, and nothing herein shall be construed to give rise to any fiduciary obligations of Escrow
Agent. In the event of any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the Escrow, Escrow
Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, Escrow Agent shall not become liable to the Company, the Holders or any other person, due to its failure to comply with such adverse claim or demand. Escrow
Agent shall be entitled to continue, without liability, to refrain and refuse to act:

(a) Until authorized to disburse by a court order or arbitration award from a court or arbitrator having jurisdiction of the parties and the Escrow, after which time Escrow Agent shall be entitled to act in conformity with such adjudication; or

(b) Until all differences shall have been adjusted by agreement and Escrow Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by the Company and the Holders and by all persons making adverse claims or demands, at which time Escrow Agent shall be protected in acting in compliance therewith.

If Escrow Agent becomes involved in litigation by reason of the administration of this Agreement, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all of the Escrow held by it pursuant hereto, and thereupon Escrow Agent shall stand fully relieved and discharged of any further duties. Also, if Escrow
Agent is threatened with litigation by reason of this Agreement, it is hereby authorized to file an interpleader action in any court of competent jurisdiction and to deposit with the clerk of the court, any of the Escrow held by it, and thereupon
Escrow Agent shall stand fully relieved and discharged of any further duties.

8. No Other Duties. Escrow Agent shall not have any duties or responsibilities under this Agreement except as expressly set forth herein. The permissive right or power to take any action hereunder shall not be construed as a duty to take action under any circumstances. Unless specifically required by the terms of this Agreement, Escrow Agent need not take notice of or enforce any other document or relationship, including without limiting the generality of the foregoing, any contract, settlement, arrangement, plan, assignment, pledge, release, decree or the like, but Escrow Agent's duties shall be solely as set forth in this Agreement.

9.     Reliance on Documentary Evidence by Escrow
Agent. Escrow Agent shall be protected in acting upon any notice, request, consent, order, certificate, affidavit, letter, telegram, fax, document or other communication which is believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation. Escrow Agent shall not be required to take notice of, or be deemed to have notice of, any default or other fact or event under this Agreement unless Escrow Agent shall be specifically notified in writing of such default, fact or event.

10. Liability of Escrow Agent. Escrow Agent shall not be liable for any action taken in accordance with the terms of this Agreement, including without limitation any release or distribution of the Escrow in accordance with this Agreement. Escrow Agent shall not be liable for any other action, or failure to take action, under or in connection with this Agreement, except for its own gross negligence or willful misconduct. Escrow Agent shall not be obligated to risk its own funds in the administration of the Escrow and shall have a lien against any of the Escrow in its possession or control for its fees, expenses and advancements. Escrow Agent need not take any action under this Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may incur.

11. Indemnification of Escrow Agent. The Company and the Holders hereby agree, jointly and severally, to indemnify Escrow Agent, and hold Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with this Agreement or any action or failure to take action by Escrow Agent under or in connection with this Agreement, except such as may be caused by the gross negligence or willful misconduct of Escrow Agent. This indemnification shall survive the termination of this Agreement. The parties hereto agree that Escrow Agent does not assume any responsibility for the failure of any of the parties to make payments or perform the conditions of this Agreement or the Merger Agreement, nor shall Escrow
Agent be responsible for the collection of any monies to be paid to it pursuant hereto. Escrow Agent may engage legal counsel, who may be counsel for the Company or the Holders, and shall not be liable for any act or omission taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which Escrow Agent will have a lien against the Escrow.

12. Resignation of Escrow Agent. Escrow Agent may at any time resign by giving thirty (30) days written notice of such resignation to the Company and the Holders. Such resignation shall take effect at the end of such thirty (30) days or upon earlier appointment of a successor. If Escrow Agent is not notified of the appointment of a successor agent within thirty (30) days of its notice of resignation, Escrow Agent shall deliver all of the Escrow to any court of competent jurisdiction. Notwithstanding the foregoing, if Escrow Agent is notified of the appointment of a successor within thirty (30) days of its notice of resignation, Escrow Agent shall transfer all of the Escrow to such successor agent.

13. Arbitration. If the Company and the Holders shall disagree about any matter respecting this Agreement or the Merger Agreement (as it relates to this Agreement), such disputes shall be settled by arbitration pursuant to the Rules for Commercial
Arbitration of the American Arbitration Association in the City of Kansas City, Missouri.

14. No Limitation of Rights. The existence or termination of the escrow arrangement created by this Agreement shall not affect any rights of the Company or the Holders under the Merger Agreement.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns.

16.     Notices.  All notices, demands, and
communications provided for herein or made hereunder shall be given by being deposited, certified mail, postage prepaid, in the United States mail, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed:

To the Company:         Torotel, Inc.
                        13402 South 71 Highway
                        Grandview, MO 64030
                        Attention:  Secretary

With a copy to:         Shook, Hardy & Bacon L.L.P.
                        1010 Grand Boulevard
                        5th Floor
                        P.O. Box 15607
                        Kansas City, MO  64106
                        Attention:  Randall B.
                                    Sunberg, Esq.

To the Holders:         Basil Peter Caloyeras
                        2041 W. 139th Street
                        Gardena, CA 90249

With a copy to:        Ervin, Cohen & Jessup LLP
                       Ninth Floor
                       9401 Wilshire Boulevard
                       Beverly Hills, CA  90212-2974
                       Attention:  W. Edgar Jessup,
                                   Jr., Esq.

To Escrow Agent:
______________________________
______________________________
______________________________
______________________________
______________________________

17. Amendments. This Agreement may be amended or modified at any time or from time to time in a writing executed by each of the Company, the Holders and Escrow Agent.

18.     Governing Law.  This Agreement shall be
construed and enforced in accordance with the laws of Missouri without giving effect to conflict of laws.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one counterpart. Any counterpart of this Agreement that is delivered via telecopier shall be deemed to have been so delivered with the intention that such telecopied counterpart shall have the same effect as an original counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


TOROTEL, INC.


____________________________________
By:  ________________________________
Title:  _______________________________


THE HOLDERS


_____________________________________
Alexandra Zoe Caloyeras


_____________________________________
Aliki Sophia Caloyeras


_____________________________________
Basil Peter Caloyeras


ESCROW AGENT


____________________________________
By:  ________________________________
Title:  _______________________________






















































                  Schedule A

              Escrow Agent Fees